Exhibit 10.4

SERIES E PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES E PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into on August 27, 2018 by and among:

1.	Missfresh Limited, an exempted company incorporated under the Laws of the Cayman Islands (the “Company”),

2.	Missfresh HK Limited, a company organized under the Laws of Hong Kong (the “HK Company”),

3.	Qingdao Missfresh E-Commerce Co., Ltd. (青岛每日优鲜电子商务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Qingdao WFOE”),

4.	Jinan Missfresh E-Commerce Co., Ltd. (济南每日优鲜电子商务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Jinan WFOE”),

5.

Tianjin Missfresh E-Commerce Co., Ltd. (天津每日优鲜电子商务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Tianjin WFOE”, together with Qingdao WFOE and Jinan WFOE, the “WFOEs”, each a “WFOE”),

6.	Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Beijing Missfresh”),

7.	Qingdao Missfresh Company Management Co., Ltd. (青岛每日优鲜企业管理有限公司), a limited liability company incorporated under the Laws of the PRC (“Qingdao Missfresh”),

8.	Jinan Missfresh Commerce Co., Ltd. (济南每日优鲜商贸有限公司), a limited liability company incorporated under the Laws of the PRC (“Jinan Missfresh”),

9.	Jinan Tangculaxiang E-Commerce Co., Ltd. (济南糖醋辣香电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Jinan Tangculaxiang”),

10.

Jinan Missfresh Extreme Speed Information Technology Co., Ltd. (济南每日优鲜极速信息科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Jinan Missfresh Extreme”), together with Beijing Missfresh, Qingdao Missfresh, Jinan Missfresh and Jinan Tangculaxian, the “Domestic Companies”, each a “Domestic Company”), and

11.	each Person listed on Table A of Schedule I hereto (each, an “Investor” and collectively, the “Investors”).

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

The Parties contemplate that the ownership structure among the companies listed above shall be as follows: (i) the Company owns 100% equity interest in the HK Company; (ii) the HK Company owns 100% equity interest in each WFOE, and Qingdao WFOE Controls Beijing Missfresh by a Captive Structure; (iii) Beijing Missfresh owns 80% equity interest in Qingdao Missfresh, 70% equity interest in Jinan Tangculaxian, and 100% equity interest in Jinan Missfresh Extreme; (iv) Qingdao Missfresh owns 80% equity interest in Jinan Missfresh.

B.

The Group is engaged in the business of online and offline direct sales and marketplace of groceries (together with any other business of any Group Company, the “Business”). The Group seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

C.

The Investors wish to invest in the Company by subscribing for 85,194,777 Series E Preferred Shares in aggregate (collectively, the “Subscribed Shares”) to be issued by the Company at the Closing pursuant to the terms and subject to the conditions of this Agreement.

D.	The Company wishes to issue and sell the Subscribed Shares at the Closing pursuant to the terms and subject to the conditions of this Agreement.

E.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1. Definitions.

1.1 The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or PRC, as applicable, applied on a consistent basis.

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of the Investor, (w) any of such shareholder’s or Investors’ general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Ancillary Agreements” means, collectively, the Shareholders Agreement and the Right of First Refusal & Co-Sale Agreement, each as defined herein.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of ten (10) percent or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) the parents, children, spouse, siblings, grandparents or grandchildren of such Person, in the case of a natural Person.

“Benefit Plan” means any employment Contract, deferred compensation Contract, bonus plan, incentive plan, profit sharing plan, retirement Contract or other employment compensation Contract or any other plan which provides or provided benefits for any past or present employee, officer, consultant, and/or director of a Person or with respect to which contributions are or have been made on account of any past or present employee, officer, consultant, and/or director of such a Person.

“Bianligou” means Beijing Missfresh Bianligou E-Commerce Co., Ltd. (北京每日优鲜便利购电子商务有限公司), a limited liability company incorporated under the Laws of the PRC.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, the United States, Hong Kong or the PRC.

“Captive Structure” means (i) the structure under which Qingdao WFOE Controls Beijing Missfresh through the Control Documents and (ii) the structure under which Jinan Missfresh Bianligou Network Technology Co., Ltd. Controls Bianligou, so long as Mrfresh Limited is a Group Company.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Class A Ordinary Shares” means the Company’s class A ordinary shares, par value US$0.0001 per share.

“Class B Ordinary Shares” means the Company’s class B ordinary shares, par value US$0.0001 per share.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Competitor” means each of (i) 易果生鲜 (Shanghai Yiguo E-Commerce Co., Ltd.), 盒马鲜生 (Hema Holding Limited, Shanghai Hema Network Technology Co., Ltd. and its Affiliates), non-public subsidiaries which are Controlled by 永辉 (Yonghui Supermarket Corporation), non-public subsidiaries which are Controlled by 大润发 (Ruentex Group), 百果园 (Shenzhen Pagoda Industrial Development Co., Ltd.), 便利蜂 (Bianlifeng Commerce Co., Ltd.), and their respective Affiliates which operate businesses similar to the Business of the Group Companies, (ii) non-public subsidiaries, more than 20% equity interest of which are owned by 永辉 (Yonghui Supermarket Corporation) (including 永辉云创 (Yonghui Yunchuang Technology Co., Ltd.), (iii) non-public subsidiaries, more than 20% equity interest of which are owned by 大润发 (Ruentex Group), and (iv) Alibaba Group Holding Limited or any of its Affiliates, and/or Ant Financial Services Group or any of its Affiliates).

“Company Owned IP” means all Intellectual Property owned by, purported to be owned by, or exclusively licensed to, the Group Companies.

“Company Registered IP” means all Intellectual Property for which registrations are owned by or held in the name of, or for which applications have been made in the name of, any Group Company.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” means the following contracts collectively: (i) Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between Qingdao WFOE and Beijing Missfresh, (ii) Exclusive Option Agreement (独家购买权合同) entered into by and among Qingdao WFOE, Beijing Missfresh and the equity holders of Beijing Missfresh, (iii) each Power of Attorney (授权委托书) entered into by and between Beijing Missfresh and each equity holder of Beijing Missfresh, (iv) Share Pledge Agreement (股权质押合同) entered into by and among Qingdao WFOE, Beijing Missfresh and the equity holders of Beijing Missfresh, (v) Exclusive Assets Subscription Agreement (资产独家认购合同) entered into by and between Qingdao WFOE and Beijing Missfresh, (vi) each spouse’s consent letter (配偶同意函) entered by the spouse of each Principal respectively, (vii) Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between Jinan Missfresh Bianligou Network Technology Co., Ltd. (济南每日优鲜便利购网络科技有限公司) (“Bianligou WFOE”) and Bianligou, (viii) Exclusive Option Agreement (独家购买权合同) entered into by and among Bianligou WFOE, Bianligou and the equity holders of Bianligou, (ix) each Power of Attorney (授权委托协议) entered into by and between Bianligou WFOE and each equity holder of Bianligou, (x) Share Pledge Agreement (股权质押合同) entered into by and among Bianligou WFOE, Bianligou and the equity holders of Bianligou, (xi) Exclusive Asset Purchase Agreement (资产独家认购合同) entered into by and among Bianligou WFOE and Bianligou and (xii) a spouse’s consent letter (配偶同意函) entered by the spouse of Li Yang (李漾).

“Conversion Shares” means Class B Ordinary Shares issuable upon conversion of any Subscribed Shares.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP” means the Missfresh Limited 2017 Equity Incentive Plan of the Company adopted by the Company on February 28, 2018, covering the grant of up to 75,024,529 Class B Ordinary Shares (or options therefor) (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events) to employees, officers, directors, or consultants of a Group Company.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, including any stock exchange.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the HK Company, the WFOEs, the Domestic Companies, together with each direct and indirect Subsidiary of any of the foregoing, and “Group” refers to all of the Group Companies collectively; provided that Mrfresh Limited, Bianligou and each of their direct and indirect Subsidiaries shall be included as a Subsidiary and a Group Company so long as the Company Controls Mrfresh Limited, and for purposes of determining whether the Company Controls Mrfresh Limited, so long as the Company continues to hold any Equity Securities of Mrfresh Limited, any Equity Securities of Mrfresh Limited held by any Principal, Principal Holding Company or any of their respective Affiliates shall be deemed to be held by the Company.

“GS” means each of Global Private Opportunities Partners II LP and Global Private Opportunities Partners II Offshore Holdings LP.

“GPOP II Family SPV” means any entity (whether a special purpose vehicle, blocker or otherwise) managed by GS Investment Strategies, LLC or any of its Affiliates on behalf of some or all of the limited partners of GS.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Indemnifiable Loss” means, with respect to any Person, any action, claim, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty or settlement of any kind or nature imposed on or otherwise incurred or suffered by such Person, including without limitation, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement and Taxes payable by such Person by reason of the indemnification.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“Key Employee” means all employees of the Group Companies listed on Schedule II.

“knowledge” means the actual knowledge of the Key Employees, the Principals and the Board and the Company, and the knowledge which should have been acquired by each of the Key Employees, the Principals, the Board and the Company after due, diligent and careful inquiry and that such Person has used reasonable best efforts to ensure that the information given in the representation or warranty is complete and accurate.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Loan Agreement” means the Loan Agreement by and between Beijing Missfresh and 珠海嘉棠股权投资基金合伙企业（有限合伙）(“Zhuhai Jiatang”) dated on the date hereof.

“Majority Investors” means the holders of at least 50% of the then issued and outstanding Series E Preferred Shares (voting as a single class and calculated on as converted basis). For the purpose hereunder, the number of Preferred Shares of any Investor shall include those of its Affiliates collectively.

“Material Adverse Effect” means any (i) event, occurrence, fact, condition, change or development that has had or has individually or together with other events, occurrences, facts, conditions, changes or developments, a material adverse effect on the business, properties, employees, operations, results of operations, condition (financial or otherwise), assets or liabilities of the Group taken as a whole, (ii) material impairment of the ability of any Party (other than the Investors) to perform the material obligations of such party under any Transaction Documents, or (iii) material impairment of the validity or enforceability of this Agreement or any other Transaction Document against any Party hereto or thereto (other than the Investors).

“Memorandum and Articles” means the fourth amended and restated memorandum of association of the Company and the fourth amended and restated articles of association of the Company attached hereto as Exhibit A, respectively, to be adopted in accordance with applicable Law on or before the Closing.

“MOFCOM” means the Ministry of Commerce of the PRC or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any Governmental Authority which is similarly competent to examine and approve such matter under the laws of the PRC.

“ODI Registration and Approvals” means the required registration, filing, consent and approval from the PRC’s National Development and Reform Commission (NDRC), MOFCOM and SAFE pursuant to the Opinions on Further Guiding and Regulating Outbound Investment 《关于进一步引导和规范境外投资方向的指导意见》 dated August 18, 2017 and any other applicable rules and regulations for outbound direct investments.

“Mrfresh Limited” means Mrfresh Limited, an exempted company incorporated under the Laws of the Cayman Islands.

“Mrfresh HK Limited” means Mrfresh HK Limited, a company organized under the Laws of Hong Kong.

“Order No. 10” means the Rules for Mergers with and Acquisitions of Domestic Enterprises by Foreign Investors 《关于外国投资者并购境内企业的规定》 jointly issued by the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the SAIC, the China Securities Regulatory Commission and the SAFE on August 8, 2006, and its 2009 Revision and other subsequent revisions.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements, and (ii) Liens incurred in the ordinary course of business, which (x) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens, and (y) were not incurred in connection with the borrowing of money.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” means, collectively, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D1 Preferred Shares and Series E Preferred Shares.

“Principal Holding Companies” means, collectively, Freshking Limited, a company organized under the Laws of the British Virgin Islands and Tigerteeth Limited, a company organized under the Laws of the British Virgin Islands.

“Principals” means, collectively, XU Zheng (徐正), a Hong Kong citizen with his identification number *** and ZENG Bin (曾斌), a PRC citizen with his identification number ***.

“Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Standards License (SISL), (G) the BSD License, and (H) the Apache License.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Right of First Refusal & Co-Sale Agreement” means the Second Amended and Restated Right of First Refusal & Co-Sale Agreement to be entered into by and among the parties named therein on                 , 2018, which shall be in the form attached hereto as Exhibit C.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the SAFE Circular 37 and any other applicable SAFE rules and regulations.

“SAIC” means the State Administration of Industry and Commerce of the PRC or State Administration for Market Regulation as its successor, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration of Industry and Commerce, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Series A Preferred Shares” means collectively the Series A1 Shares, the Series A2 Shares and the Series A3 Shares.

“Series A1 Share” means the Series A1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A2 Shares” means the Series A2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A3 Shares” means the Series A3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means collectively the Series B1 Shares and the Series B2 Shares.

“Series B1 Share” means the Series B1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B2 Shares” means the Series B2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D1 Preferred Shares” means the Series D1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E Preferred Shares” means the Series E Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholders Agreement” means the Second Amended and Restated Shareholders Agreement to be entered into by and among the parties named therein on                 , 2018, which shall be in the form attached hereto as Exhibit B.

“Social Insurance” means any form of social insurance required under applicable Laws, including without limitation, the PRC national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, housing provident funds and any other similar obligations.

“Software” means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, including all source code and executable code, whether embodied in software, firmware or otherwise, documentation, development tools, designs, files, verilog files, RTL files, HDL, VHDL, net lists, records, data and mask works; and (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and all rights therein.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Tencent Business Cooperation Agreement” shall mean the business cooperation agreement to be entered into by and among certain Group Companies and certain Affiliates of Image Frame Investment (HK) Limited prior to or at the Closing.

“Transaction Documents” means this Agreement, the Ancillary Agreements, the Memorandum and Articles, the Control Documents, the Loan Agreement and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S. real property holding corporation” has the meaning as defined in the Code.

“Warrantors” means, collectively, the Group Companies.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Agreement	Preamble
Annual Statement Date	Section 3.11
Anti-Bribery Laws	Section 3.16(i)
Arbitration Notice	Section 7.7(i)
Balance Sheet	Section 3.11
Business	Recitals

Closing	Section 2.2(i)
Company	Preamble
Company Affiliate	Section 3.16(i)
Company IP	Section 3.19(i)
Compliance Laws	Section 3.16(i)
Confidential Information	Section 7.14(i)
Disclosing Party	Section 7.14(iii)
Disclosure Schedule	Section 3
Dispute	Section 7.7(i)
Domestic Company/Domestic Companies	Preamble
Financial Statements	Section 3.11
Government Official	Section 3.16(i)
HK Company	Preamble
HKIAC	Section 7.7(ii)
HKIAC Rules	Section 7.7(ii)
Hong Kong	Section 7.6
Indemnification Cap	Section 7.10(iv)
Indemnified Party	Section 7.10(ii)
Indemnifying Party	Section 7.10(ii)
Investor Indemnified Parties	Section 7.10(i)
Investor/Investors	Preamble
Lease	Section 3.17(ii)
Licenses	Section 3.19(v)
Long Stop Date	Section 7.13
Material Contracts	Section 3.15(i)
Money Laundering Laws	Section 3.16(ii)
Note	Section 2.2(iii)
OFAC	Section 3.16(iii)
Party/Parties	Preamble
Proceeds	Section 2.3
Relevant Person	Section 3.16(iii)
Representatives	Section 3.16
Required Governmental Consents	Section 3.8(iii)
SAFE Circular 37	Section 3.8(v)
Sanctions	Section 3.16(iii)
Statement Date	Section 3.11
Subscribed Shares	Recitals
WFOE/WFOEs	Preamble

2. Purchase and Sale of Shares.

2.1 Sale and Issuance of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Investor agrees to, severally and not jointly, subscribe for and purchase, and the Company agrees to issue and sell to such Investor, that number of Subscribed Shares set forth opposite such Investor’s name on Table A of Schedule I attached hereto at the purchase price set forth opposite such Investor’s name on Table A of Schedule I attached hereto. For the avoidance of doubt, each Investor shall be entitled to proceed to the Closing and subscribe its portion of the Series E Preferred Shares hereto pursuant to this Section 2 as long as all closing conditions specified in Section 6 applicable to such Investor have been satisfied or waived by the relevant Party. Closing of the investment by an Investor shall not be conditional upon completion of the subscription of the relevant portion of the Series E Preferred Shares by any other Investors. Capitalization of the Company immediately after the Closing is set forth in Table B of Schedule I. The Parties hereto agree that after the Closing, the Company is authorized and entitled to issue and sell certain number of additional Series E Preferred Shares (the “Additional Purchased Shares”) with an aggregate subscription price up to US$70,000,000 to certain investors (the “Additional Investors”) before the Long Stop Date at the same price and conditions provided herein, provided that, the Company agrees not to issue and sell any Additional Purchased Shares after the Long Stop Date without the prior consent of the Majority Investors, provided further that, the Company agrees not to issue and sell any Additional Purchased Shares to any existing holder of Preferred Shares before the Closing. In consideration of the purchase of Additional Purchased Shares, each Additional Investor shall, and the Company shall cause such Additional Investor to execute a deed of adherence in a form acceptable to the Board becoming a party hereto as an “Investor” hereunder, to assume, enjoy, perform and comply with each of the rights and obligations of an Investor, as if it had been a party to this Agreement at the date of execution thereof, and the Company and the other Parties agree that where there is a reference to an “Investor” it shall be deemed to include a reference to the Additional Investor and with effect from the date of such deed of adherence.

2.2 Closing

(i) Closing. The consummation of the sale and issuance of the Subscribed Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable following the satisfaction or waiver by the Party entitled to the benefit thereof of all closing conditions specified in Section 5 and Section 6, or at such other time and place as the Company and the Investors shall mutually agree in writing.

(ii) Deliveries by the Company at Closing. At the Closing, in addition to any items the delivery of which is made an express condition to the Investors’ obligations at the Closing pursuant to Section 5, the Company shall deliver to each Investor the updated register of members of the Company, certified by the registered agent of the Company, reflecting the issuance to each Investor of the Subscribed Shares being purchased by such Investor at the Closing pursuant to Section 2.1. Within five (5) Business Days after the Closing, the Company shall deliver to each Investor duly executed share certificate or certificates issued in the name of such Investor representing the Subscribed Shares being issued to such Investor at the Closing.

(iii) Deliveries by the Investors at Closing. At the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 5 below,

(a) each Investor (other than Grant Fortune Fund LP and Image Frame Investment (HK) Limited) shall, severally and not jointly, pay the applicable purchase price set forth opposite its name on Table A of Schedule I attached hereto for the Subscribed Shares being purchased by it by wire transfer of immediately available funds in U.S. dollars to an account as designated by the Company under Schedule V hereof, and such payment shall be deemed made upon delivery by such Investor to the Company of a copy of the irrevocable wire transfer instructions (the “MT-103”) effecting such transfer;

(b) Grant Fortune Fund LP shall pay the applicable purchase price set forth opposite its name on Table A of Schedule I attached hereto for the Subscribed Shares being purchased by it by wire transfer of immediately available funds in U.S. dollars to an account as designated by the Company under Schedule V hereof and together with the issuance of a note by it to the satisfaction of the Company (the “Note”), and Zhuhai Jiatang shall pay the principal amount set forth under the Loan Agreement to Beijing Missfresh; and

(c) Image Frame Investment (HK) Limited shall (i) pay and deliver to the Company an aggregate amount of US$30,000,000 by wire transfer of immediately available funds in U.S. dollars to an account as designated by the Company under Schedule V hereof, and such payment shall be deemed made upon delivery by Image Frame Investment (HK) Limited to the Company of a copy of the irrevocable wire transfer instructions (the “MT-103”) effecting such transfer, and (ii) deliver to the Company a copy of the Tencent Business Cooperation Agreement, duly executed by the relevant Affiliates of Image Frame Investment (HK) Limited.

2.3 Use of Proceeds. Subject to the terms of this Agreement, the Company shall use the proceeds from the issuance and sale of the Subscribed Shares (the “Proceeds”) for purpose of business expansion, capital expenditures and general working capital needs of the Group Companies. The Proceeds shall not be used (i) in the repayment of any loan or debt of any Group Company or its subsidiaries other than the payment under a bona fide arms-length transaction duly approved by the Board of the Directors in accordance with the Charter Documents of any Group Company, (ii) in the repurchase, redemption or cancellation of any securities of any Group Company other than those repurchases made pursuant to the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies as duly approved by the Board in accordance with the Charter Documents of any Group Company, or (iii) in the payments to shareholders, directors or officers of any Group Company outside the ordinary course of business of the Group other than any payment no more than RMB20,000,000 with approval of the Board of the Directors in accordance with the Charter Documents of any Group Company. Notwithstanding anything to the contrary in this Agreement, the Proceeds can be applied to (i) the compensation and expense reimbursements to be paid to the directors and officers in the ordinary course of business, (ii) the payment made to carry out the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies as duly approved by the Board in accordance with the Charter Documents of any Group Company, and (iii) any other fees or expenses under any plan approved by the Board in accordance with the Charter Documents.

3. Representations and Warranties of the Warrantors. Subject to such exceptions as may be specifically set forth in the disclosure schedule delivered by the Warrantors to the Investors as of the date hereof (the “Disclosure Schedule”, at attached hereto as Exhibit D), each of the Warrantors jointly and severally represents and warrants to the Investors that each of the statements contained in this Section 3 is true, correct, complete and not misleading as of the date of this Agreement, and that each of such statements shall be true, correct, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing.

3.1 Organization, Good Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction. Each Group Company that is a PRC entity has a valid business license issued by the SAIC or its local branch or other relevant Government Authorities (a true and complete copy of which has been delivered to the Investors), and has, since its establishment, carried on its business in compliance with the business scope set forth in its business license in all material respects.

3.2 Capitalization and Voting Rights.

(i) Company. The Company’s capital structure as of the date hereof and as of immediately prior to the Closing as set forth in Section 3.2(i) of the Disclosure Schedule is true, complete and accurate. The Company’s capital structure immediately following Closing shall be as set forth in Section 3.2(i) of the Disclosure Schedule, except for the Series E Preferred Shares issued at such Closing pursuant to this Agreement.

(ii) HK Company. The authorized share capital of the HK Company is and immediately prior to and following the Closing shall be HK$1, divided into 1 share of HK$1.00 each, 1 of which are issued and outstanding and held by the Company.

(iii) Mrfresh Limited. Mrfresh Limited’s capital structure is and immediately prior to and following the Closing shall be as set forth in Section 3.2(i) of the Disclosure Schedule.

(iv) Mrfresh HK Limited. The authorized share capital of Mrfresh HK Limited is and immediately prior to and following the Closing shall be HK$1, divided into 1 share of HK$1 each, all of which are issued and outstanding and held by Mrfresh Limited.

(v) WFOEs. The registered capital of each of WFOEs and Bianligou WFOE is set forth opposite its name on Section 3.2(i) of the Disclosure Schedule, and the HK Company is the sole record and beneficial owner of such registered capital.

(vi) Domestic Companies. The registered capital of each of Domestic Companies and Bianligou is set forth opposite its name on Section 3.2(i) of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(vii) No Other Securities. Except for (a) the conversion privileges of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D1 Preferred Shares and the Series E Preferred Shares, (b) certain rights provided in the Charter Documents of the Company as currently in effect, (c) certain rights provided in the Memorandum and Articles, the Shareholders Agreement, the Right of First Refusal & Co-Sale Agreement, and the Control Documents from and after the Closing, and (d) the outstanding Equity Securities set forth in Section 3.2(i) of the Disclosure Schedule, (1) there are no and at the Closing there shall be no other authorized or outstanding Equity Securities of any Group Company; (2) no Equity Securities of any Group Company are subject to any preemptive rights, rights of first refusal (except to the extent provided by applicable PRC Laws) or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities, and (3) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company. Except as set forth in the Shareholders Agreement (from and after the Closing), the Company has not granted any registration rights or information rights to any other Person, nor is the Company obliged to list, any of the Equity Securities of any Group Companies on any securities exchange. Except as contemplated under the Transaction Documents, there are no voting or similar agreements which relate to the share capital or registered capital of any Group Company.

(viii) Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts. All share capital or registered capital, as the case may be, of each Group Company have been duly and validly issued, are fully paid (or subscribed for) and nonassessable, and are and as of the Closing shall be free of any and all Liens (except for any restrictions on transfer under the Ancillary Agreements and applicable Laws). Except as contemplated under the Transaction Documents, there are no (a) resolutions pending to increase the share capital or registered capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, (c) obligations, contingent or otherwise, of any Group Company to repurchase, redeem, or otherwise acquire any Equity Securities, or (d) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company. All dividends (if any) or distributions (if any) declared, made or paid by each Group Company, and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws.

(ix) Title. Each Group Company is the sole record and beneficial holder of all of the Equity Securities set forth opposite its name on Section 3.2(i) of the Disclosure Schedule, free and clear of all Liens of any kind other than those arising under applicable Law.

3.3 Corporate Structure; Subsidiaries. Section 3.3 of the Disclosure Schedule sets forth a complete structure chart showing each of the Group Companies, and indicating the ownership and Control relationships among all Group Companies, or a description of such structure with such ownership and Control relationships, the nature of the legal entity which each Group Company constitutes, the jurisdiction in which each Group Company was or will be organized, and each jurisdiction in which each Group Company is required to be qualified or licensed to do business as a foreign Person. No Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any Equity Security, interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person. The Company was formed solely to acquire and hold the equity interests in the HK Company and the HK Company was formed solely to acquire and hold the equity interests in the WFOEs. Neither the Company nor the HK Company has engaged in any other business and has not incurred any Liability since its formation. The Domestic Companies and the WFOEs are engaged in the business as set forth in the Recitals and have no other business. No Principal or Principal Holding Company, and no Person owned or controlled by any Principal or Principal Holding Company (other than a Group Company), is engaged in the Business or has any assets in relation to the Business (other than through an advisory, employment or consulting relationship with a Group Company) or any Contract with any Group Company. The Group Companies have conducted the restructuring in accordance with the restructuring framework agreement dated May 31, 2017 by and among the Principals, the WFOEs, Beijing Missfresh, the then shareholders of Beijing Missfresh and other relevant parties thereto in a reasonable manner and in compliance with all applicable Laws, including but not limited to the legitimacy and validity of repurchase and exit of Hangzhou Qianhai (as defined below) and Hangzhou Lihai (as defined below), which will not cause additional losses to or impair the interests of the Group Companies or the shareholders, including the losses or burden in excess of the repurchase price already paid by the Group Companies.

3.4 Authorization. Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of each party to the Transaction Documents (other than the Investors) (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of each such party, and, in the case of the Company, the authorization, issuance (or reservation for issuance), sale and delivery of the Series E Preferred Shares and the Conversion Shares, has been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by each party thereto (other than the Investors) and constitutes valid and legally binding obligations of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5 Valid Issuance of Shares. The Subscribed Shares, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable Laws and under the Ancillary Agreements). The Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable securities Laws and under the Ancillary Agreements). The issuance of the Subscribed Shares and the Conversion Shares is not subject to any preemptive rights, rights of first refusal or similar rights.

3.6 Consents; No Conflicts. All Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of any party thereto (other than the Investors) have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of each Transaction Document by each party thereto (other than the Investors) do not, and the consummation by such party of the transactions contemplated thereby will not, (i) result in any violation of, be in conflict with, or constitute a default under, require any Consent under, or give any Person rights of termination, amendment, acceleration or cancellation under, with or without the passage of time or the giving of notice, any Governmental Order, any provision of the Charter Documents of any Group Company, any applicable Laws (including without limitation, Order No. 10 and the SAFE Rules and Regulations), or any Material Contract, (ii) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Group Company (including without limitation, any indebtedness of such Group Company), or (iii) result in the creation of any Lien upon any of the material properties or assets of any Group Company other than Permitted Liens.

3.7 Offering. Subject in part to the accuracy of the Investors’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Subscribed Shares are, and the issuance of the Conversion Shares will be, exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws.

3.8 Compliance with Laws; Consents.

(i) Each Group Company is, and has been, in compliance with all applicable Laws. No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Company of, or a failure on the part of such entity to comply with, any applicable Laws, or (b) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of the Group Companies has received any notice from any Governmental Authority regarding any of the foregoing. None of the Group Companies is, to the best knowledge of the Warrantors, under investigation with respect to a violation of any Law. Each Group Company is, and has been, in compliance in all material respects with its internal policies and procedures, including in relation to (i) food safety, hygiene, storage, distribution and handling, (ii) driver training and safety, and (iii) alcohol distribution (including preventing sales of alcohol to underage customers).

(ii) To the best knowledge of the Warrantors, neither the Captive Structure when implemented nor the Control Documents (individually or when taken together) when executed violate any applicable Laws (including without limitation, SAFE Rules and Regulations, Order No. 10 and any other applicable PRC rules and regulations).

(iii) All Consents from or with the relevant Governmental Authority required in respect of the due and proper establishment and operations of each Group Company as now conducted, including but not limited to the Consents from or with MOFCOM, SAIC, SAFE, the Ministry of Industry and Information Technology, the Ministry of Culture or Ministry of Culture and Tourism as its successor, State Administration of Press. Publication, Radio, Film and Television, China Food and Drug Administration and State Administration for Market Regulation as its successor, any Tax bureau, customs authorities, and product registration authorities, and the local counterpart thereof, as applicable (or any predecessors thereof, as applicable) (collectively, the “Required Governmental Consents”), shall have been duly obtained or completed in accordance with all applicable Laws.

(iv) No Required Governmental Consent contains any materially burdensome restrictions or conditions, and each Required Governmental Consent is in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated hereby. None of the Group Companies is in default under any Required Governmental Consent. There is no reason to believe that any Required Governmental Consent which is subject to periodic renewal will not be granted or renewed. None of the Group Companies has received any letter or other communication from any Governmental Authority threatening or providing notice of revocation of any Required Governmental Consent issued to such Group Company or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by such Group Company.

(v) The Principals and the Principal Holding Companies are in compliance with the applicable laws in relation to foreign exchange, including but not limited to obtaining their respective initial SAFE Circular 37 registration in compliance with the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment or Financing and in Return Investment via Special Purpose Vehicles (“SAFE Circular 37”) promulgated by the State Administration of Foreign Exchange, on July 4, 2014.

3.9 Tax Matters.

(i) All Tax Returns required to be filed on or prior to the date hereof with respect to each Group Company has been duly and timely filed by such Group Company within the requisite period and completed on a proper basis in accordance with the applicable Laws, and are up to date and correct. All Taxes owed by each Group Company (whether or not shown on every Tax Return) have been paid in full or provision for the payment thereof have been made, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with the Accounting Standards) have been provided in the audited Financial Statements (as defined below). No deficiencies for any Taxes with respect to any Tax Returns have been asserted in writing by, and no notice of any pending action with respect to such Tax Returns has been received from, any Tax authority, and no dispute relating to any Tax Returns with any such Tax authority is outstanding or contemplated. Each Group Company has timely paid all Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party.

(ii) No audit of any Tax Return of each Group Company and no formal investigation with respect to any such Tax Return by any Tax authority is currently in progress and no Group Company has waived any statute of limitations with respect to any Taxes, or agreed to any extension of time with respect to an assessment or deficiency for such Taxes.

(iii) No written claim has been made by a Governmental Authority in a jurisdiction where the Group does not file Tax Returns that any Group Company is or may be subject to taxation by that jurisdiction.

(iv) The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements, and there are no unresolved questions or claims concerning any Tax Liability of any Group Company. Since the Annual Statement Date (as defined below), no Group Company has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company, and there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

(v) No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes. No Group Company is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.

(vi) All Tax credits and Tax holidays enjoyed by the Group Company established under the Laws of the PRC under applicable Laws since its establishment have been in compliance with all applicable Laws and is not subject to reduction, revocation, cancellation or any other changes (including retroactive changes) in the future, except through change in applicable Laws published by relevant Governmental Authority.

(vii) No Group Company is or has ever been a PFIC or CFC or a U.S. real property holding corporation. No Group Company anticipates that it will become a PFIC or CFC or a U. S. real property holding corporation for the current taxable year or any future taxable year.

(viii) The Company is treated as a corporation for U.S. federal income tax purposes.

3.10 Charter Documents; Books and Records. The Charter Documents of each Group Company are in the form provided to the Investors. Each Group Company has been in compliance with its Charter Documents, and none of the Group Companies has violated or breached any of their respective Charter Documents. Each Group Company maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements to be prepared in accordance with the Accounting Standards. The register of members and directors (if applicable) of each Group Company is correct, there has been no notice of any proceedings to rectify any such register, and there are no circumstances which might lead to any application for its rectification. All documents required to be filed by each Group Company with the applicable Governmental Authority in respect of the relevant jurisdiction in which the relevant Group Companies is being incorporated have been properly made up and filed.

3.11 Financial Statements. The Company has delivered to each Investor (i) the audited balance sheet and statements of operations and cash flows for Beijing Missfresh as of and for the twelve-month period ended December 31, 2017 (the “Annual Statement Date”), (ii) the unaudited balance sheet (the “Balance Sheet”) and statements of operations and cash flows for Beijing Missfresh as of and for the six-month period ending June 30, 2018 (the “Statement Date”), (iii) the unaudited balance sheet and statements of operations of the WFOEs as of and for the twelve-month period ended December 31, 2017, and (iv) the unaudited balance sheet and statements of operations of the WFOEs as of and for the six-month period ending June 30, 2018 (collectively, the financial statements referred to above, the “Financial Statements”). The Financial Statements (a) have been prepared in accordance with the books and records of the Domestic Companies and the WFOEs, (b) fairly present in all material respects the financial condition and position of the Domestic Companies and the WFOEs as of the dates indicated therein and the results of operations and cash flows of the Domestic Companies and the WFOEs for the periods indicated therein, except in the case of unaudited financial statements for the omission of notes thereto and normal year-end audit adjustments that are not expected to be material, and (c) were prepared in accordance with the applicable Accounting Standards applied on a consistent basis throughout the periods involved. All of the accounts receivable owing to any of the Group Companies, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims and are current and collectible in the ordinary course of business, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with the Accounting Standards), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Group Company to collect in full in respect of any such receivables. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of any Group Company.

3.12 Changes. Since the Statement Date, each Group Company (i) has operated its business in the ordinary course consistent with its past practice, (ii) used its commercially reasonable efforts to preserve its business, (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any agreement, transaction or activity or made any commitment except those in the ordinary course of business consistent with past practice. Since the Statement Date, there has not been any Material Adverse Effect or any material change in the way any Group Company conducts its business, and there has not been by or with respect to any Group Company:

(i) any purchase, acquisition, sale, lease, disposal of or other transfer of any assets that are individually or in the aggregate material to its business, whether tangible or intangible, other than the purchase or sale of inventory in the ordinary course of business consistent with its past practice or changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii) any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets, or otherwise) of any business or other Person or division thereof, or any sale or disposition of any business or division thereof;

(iii) any waiver, termination, cancellation, settlement or compromise by a Group Company of a material right, debt or claim owed to it;

(iv) any incurrence, creation, assumption, repayment, satisfaction, or discharge of (1) any material Lien (other than Permitted Liens) or (2) any Indebtedness or guarantee, or the making of any loan or advance (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practice), or the making of any investment or capital contribution, except such incurrence, creation, assumption, repayment, satisfaction, or discharge made in the ordinary course of business;

(v) any entry into, termination of or material amendment any Material Contract, or any amendment to or waiver under any Charter Document;

(vi) any material change in any compensation arrangement or Contract with any employee of any Group Company, or adoption of any new Benefit Plan, or made any material change in any existing Benefit Plan;

(vii) any declaration, setting aside or payment of any dividend or other distribution in respect of any Equity Securities of any Group Company, or any issuance, transfer, redemption, purchase or acquisition of any Equity Securities by any Group Company;

(viii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect on the assets, properties, financial condition, operation or business of any Group Company;

(ix) any material change in accounting methods or practices or any revaluation of any of its assets;

(x) except in the ordinary course of business consistent with its past practice, entry into any closing agreement in respect of Taxes, settlement of any claim or assessment in respect of any Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Taxes, entry or change of any Tax election, change of any method of accounting resulting in an amount of additional Tax or filing of any material amended Tax Return;

(xi) any commencement or settlement of any material Action;

(xii) any authorization, sale, issuance, transfer, pledge or other disposition of any Equity Securities of any Group Company;

(xiii) any resignation or termination of any Key Employee of any Group Company or any material group of employees of any Group Company;

(xiv) any transaction with any Related Party; or

(xv) any agreement or commitment to do any of the things described in this Section 3.12.

3.13 Actions. There is no Action pending or to the Warrantors’ best knowledge threatened in writing against or affecting any Group Company or any of its officers, directors or Key Employees with respect to its businesses or proposed business activities, or any officers, directors or Key Employees of any Group Company in connection with such person’s respective relationship with such Group Company. Without limiting the generality of the foregoing, there are no Actions pending against any of the Group Companies or, to the best knowledge of the Warrantors, threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties. There is no judgment or award unsatisfied against any Group Company, nor is there any Governmental Order in effect and binding on any Group Company or their respective assets or properties. There is no Action pending by any Group Company against any third party nor does any Group Company intend to commence any such Action. No Governmental Authority has at any time challenged or questioned the legal right of any Group Company to conduct its business as presently being conducted.

3.14 Liabilities. Except as set forth in Section 3.14 of the Disclosure Schedule, no Group Company has any Liabilities of the type required to be disclosed on a balance sheet except for (i) liabilities set forth in the Balance Sheet that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the Statement Date in the ordinary course of the Group’s business consistent with its past practices and which do not exceed RMB5,000,000 in the aggregate. None of the Group Companies has any Indebtedness that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable. None of the Group Companies is a guarantor or indemnitor of any Liabilities of any other Person (other than a Group Company). None of the Group Companies has incurred any liability arising out of product damage or personal injury during the course of operation of Business, and none of the Group Companies has assumed any liability of the same nature caused by the warehouse contractors’ fault or negligence.

3.15 Commitments.

(i) Section 3.15(i) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts. “Material Contracts” means, collectively, each Contract to which a Group Company or any of its properties or assets is bound or currently subject to that (a) involves obligations (contingent or otherwise) or payments in excess of RMB10,000,000, (b) involves Intellectual Property that is material to a Group Company (other than generally-available “off-the-shelf” shrink-wrap software licenses obtained by the Group on non-exclusive and non-negotiated terms), including without limitation, the Licenses, (c) restricts the ability of a Group Company to compete or to conduct or engage in any business or activity or in any territory, (d) relates to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Securities, (e) involves any provisions providing for exclusivity, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authority, (f) is with a Related Party, (g) involves indebtedness over RMB2,000,000, an extension of credit, a guaranty, surety or assumption of any obligation or any secondary or contingent Liabilities, deed of trust, or the grant of a Lien, (h) involves the lease, license, sale, use, disposition or acquisition of all or substantially all of the assets of a business, (i) involves the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration over RMB2,000,000, (j) involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any real or personal property (except for personal property leases in the ordinary course of business and involving payments of less than RMB2,000,000), including without limitation, the Leases, (k) involves the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person, (l) is between a Domestic Company and another Group Company, (m) is with a Governmental Authority, state-owned enterprise, or sole-source supplier of any material product or service (other than utilities), (n) is a Benefits Plan, or a collective bargaining agreement or is with any labor union or other representatives of the employees, (o) is a brokerage or finder’s agreement, or (p) material sales agency, marketing or distributorship Contract valued at over RMB10,000,000, (q) is with a supplier to which the Group Companies make or expect to make over RMB10,000,000 in payments in any twelve (12) month period, (r) is with a warehouse contractor or other provider of warehouse services to which the Group Companies make or expect to make over RMB10,000,000 in payments in any twelve (12) month period, or (s) is otherwise material to a Group Company or is one on which a Group Company is substantially dependent.

(ii) A true, fully-executed copy of each Material Contract including all amendments and supplements thereto (and a written summary of all terms and conditions of each non-written Material Contract) has been delivered to the Investors. Each Material Contract is a valid and binding agreement of the Group Company that is a party thereto, the performance of which does not and will not violate any applicable Law or Governmental Order, and is in full force and effect and enforceable against the parties thereto, except (x) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (y) as may be limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies. Each Group Company has duly performed all of its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such Group Company or any other party or obligor with respect thereto, has occurred, or as a result of the execution, delivery, and performance of the Transaction Documents will occur. No Group Company has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract. No Group Company has received any notice (whether written or not) that it has breached, violated or defaulted under any Material Contract or that any other party thereto intends to terminate such Material Contract.

3.16 Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws.

(i) None of the Group Companies nor any of its directors, officers, agents, employees, affiliates or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), is aware of or has taken any action, directly or indirectly, that would result in a violation of or has violated the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, the PRC Interim Provisions on the Prohibition of Commercial Bribery, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, or any other applicable anti-bribery or anti-corruption laws (“Anti-Bribery Laws”), including, without limitation, using any funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from funds, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Authority, to any political party or official thereof or to any candidate for political office, to any officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(a) influencing any act or decision of such Government Official in his official capacity,

(b) inducing such Government Official to do or omit to do any act in relation to his lawful duty,

(c) securing any improper advantage, or

(d) inducing such Government Official to influence or affect any act or decision of any Governmental Authority,

in order to assist any of the Group Companies in obtaining or retaining business for or with, or directing business to any of the Group Companies or in connection with receiving any approval of the transactions contemplated herein. No Company Affiliate has accepted anything of value for any of the purposes listed in clauses (a) through (d) of this section.

(ii) The operations of the Group Companies are and have been conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Group Companies with respect to the Money Laundering Laws is pending, or threatened.

(iii) None of (a) the Group Companies or (b) any officer, employee, director, agent, affiliate or person acting on behalf of any of the Group Companies, ((a) and (b) collectively, “Relevant Person”) is a Relevant Person that is owned or controlled by a person that is targeted by or the subject to of any sanctions from time to time administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), or by the U.S. Department of State or by Her Majesty’s Treasury or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council or any other relevant Governmental Authority and any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended or the Iran Sanctions Act, as amended (collectively, the “Sanctions”).

(iv) The Company will not directly or indirectly use the Proceeds, or lend, contribute or otherwise make available such to any subsidiary, joint venture partner or other person for the purpose of funding or facilitating any activities or business of or with any person towards any sales or operations in Cuba, Iran, Syria, the Democratic People’s Republic of Korea, Crimea or any other country sanctioned by OFAC from time to time or for the purpose of funding any operations or financing any investments in, or make any payments to, any person targeted by or subject to any Sanctions.

(v) The use of the Proceeds will be in compliance with and will not result in the breach by any Relevant Person of the Sanctions; and the Company further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any person, including any person participating in this Agreement.

(vi) No Company Affiliate has been convicted by a Governmental Authority of violating the Anti-Bribery Laws.

(vii) None of the Group Companies are aware of any investigation of, or request for information from, any of the Group Companies by any Governmental Authority regarding a violation or potential violation of any of the Anti-Bribery Laws. None of the Group Companies has received any allegation related to a violation or potential violation of the Anti-Bribery Laws, nor does any Group Company have any information that any person has made any payment in violation of any Anti-Bribery Law on behalf of or for the benefit of the Group Companies.

(viii) No Government Official or Governmental Authority owns or shall receive an interest, whether direct or indirect, legal or beneficial, in any of the Group Companies or its Affiliates or has or will receive any legal or beneficial interest not mandated by applicable Law in the Proceeds.

(ix) Each Group Company has established and continues to maintain reasonable internal controls and procedures intended to ensure compliance with the Anti-Corruption Laws, including an anti-corruption policy.

3.17 Title; Properties.

(i) Title; Personal Property. Each Group Company has good and valid title to all of its respective assets, whether tangible or intangible (including those reflected in the Balance Sheet, together with all assets acquired thereby since the Statement Date, but excluding those that have been disposed of since the Statement Date), in each case free and clear of all Liens, other than Permitted Liens. The foregoing assets collectively represent all assets (including all rights and properties) necessary for the conduct of the business of each Group Company as presently conducted. Except for leased or licensed assets, no Person other than a Group Company owns any interest in any such assets. All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease. All machinery, vehicles, equipment and other tangible personal property owned or leased by a Group Company are in good condition and repair (reasonable wear and tear excepted). There are no facilities, services, assets or properties which are used in connection with the business of the Group and which are shared with any other Person that is not a Group Company.

(ii) Real Property. No Group Company owns or has legal or equitable title or other right or interest in any real property other than as held pursuant to Leases. Section 3.17(ii) of the Disclosure Schedule sets forth each leasehold interest pursuant to which any Group Company holds any real property (a “Lease”), indicating the parties to such Lease and the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. The particulars of the Leases as set forth in Section 3.17(ii) of the Disclosure Schedule are true and complete. The lessor under each Lease is qualified and has obtained all Consents necessary to enter into such Lease, including without limitation any Consents required from the owner of the property demised pursuant to the Lease if the lessor is not such owner. There is no material claim asserted or, to the best knowledge of the Warrantors, threatened in writing by any Person regarding the lessor’s ownership of the property demised pursuant to each Lease. Each Lease is in compliance with applicable Laws in all material aspects, including with respect to the ownership and operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such Lease. Each Group Company which is party to a Lease has accepted possession of the property demised pursuant to the Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest. No Group Company uses any real property in the conduct of its business except insofar as it has secured a Lease with respect thereto. The leasehold interests under the Leases held by each Group Company are adequate for the conduct of the business of such Group Company as currently conducted.

3.18 Related Party Transactions. Other than as set forth in Section 3.18 of the Disclosure Schedule, no Related Party has any Contract, understanding, or proposed transaction with, or is indebted to, any Group Company or has any direct or indirect interest in any Group Company other than as set forth in Section 3.2(i) of the Disclosure Schedule, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, for the current pay period, reimbursable expenses or other standard employee benefits). No Related Party has any direct or indirect interest in any Person with which a Group Company is affiliated or with which a Group Company has a material business relationship (including any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, intellectual or other property rights or services), or in any Contract to which a Group Company is a party or by which it may be bound or affected, and no Related Party directly or indirectly competes with, or has any interest in any Person that directly or indirectly competes with, any Group Company (other than ownership of less than one percent (1%) of the stock of publicly traded companies). Each transaction between any Group Company and any Related Party (if any) entered into or occurring prior to the Closing shall (i) have been arms-length transactions with fair market price and shall not impair the interests of any holder of Equity Securities of the Company, or (ii) have been transactions duly approved by the Board in accordance with the Charter Documents of any Group Company.

3.19 Intellectual Property Rights.

(i) Company IP. Each Group Company owns or otherwise has sufficient rights (including but not limited to the rights of development, maintenance, licensing and sale) to or otherwise has the licenses to use all Intellectual Property necessary and sufficient to conduct its business as currently conducted and proposed to be conducted by such Group Company (“Company IP”) without any known conflict with or known infringement of the rights of any other Person. Section 3.19(i) of the Disclosure Schedule sets forth a complete and accurate list of all Company Registered IP for each Group Company, including for each the relevant name or description, registration/certification or application number, and filing, registration or issue date.

(ii) IP Ownership. All Company Registered IP is owned by and registered or applied for solely in the name of a Group Company, is valid and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. No Group Company or any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company Owned IP to be invalid, unenforceable or not subsisting. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any material Company Owned IP. No material Company Owned IP is the subject of any Lien, license or other Contract granting rights therein to any other Person. No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any material Company Owned IP. No Company Owned IP is subject to any proceeding or outstanding Governmental Order or settlement agreement or stipulation that (a) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company, or (b) may affect the validity, use or enforceability of such Company Owned IP. Each Principal has assigned and transferred to a Group Company any and all of his/her Intellectual Property related to the Business. No Group Company has (a) transferred or assigned any Company IP; (b) authorized the joint ownership of, any Company IP; or (c) permitted the rights of any Group Company in any Company IP to lapse or enter the public domain.

(iii) Infringement, Misappropriation and Claims. No Group Company has violated, infringed or misappropriated any Intellectual Property of any other Person, nor has any Group Company received any written notice alleging any of the foregoing. To the best knowledge of the Warrantors, no Person has violated, infringed or misappropriated any Company IP of any Group Company, and no Group Company has given any written notice to any other Person alleging any of the foregoing. No Group Company has received any written notice from any Person that challenged the ownership or use of any Company IP by a Group Company. No Group Company has agreed to indemnify any Person for any infringement, violation or misappropriation of any Intellectual Property by such Person.

(iv) Assignments and Prior IP. All inventions and know-how conceived by employees of a Group Company related to the business of such Group Company are currently owned exclusively by a Group Company. All employees, contractors, agents and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law. All employee inventors of Company Owned IP have received reasonable reward and remuneration from a Group Company for his/her service inventions or services technology achievements in accordance with the applicable PRC Laws. It will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by a Group Company and none of such Intellectual Property has been utilized by any Group Company, except for those that are exclusively owned by a Group Company. To the best knowledge of the Warrantors, none of the employees, consultant or independent contractors currently or previously employed or otherwise engaged by any Group Company, (a) is in violation of any current or prior confidentiality, non-competition or non-solicitation obligations to such Group Company or to any other Persons, including former employers, or (b) is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her commercially reasonable efforts to promote the interests of the Group Companies or that would conflict with the business of such Group Company as presently conducted.

(v) Licenses. Section 3.19(v) of the Disclosure Schedule contains a complete and accurate list of the Licenses. The “Licenses” means, collectively, (a) all licenses, sublicenses, and other Contracts to which any Group Company is a party and pursuant to which any third party is authorized to use, exercise or receive any benefit from any material Company IP, and (b) all licenses, sublicenses and other Contracts to which any Group Company is a party and pursuant to which such Group Company is authorized to use, exercise, or receive any benefit from any material Intellectual Property of another Person, in each case except for (1) agreements involving “off-the-shelf” commercially available software, and (2) non-exclusive licenses to customers of the Business in the ordinary course of business consistent with past practice. The Group Companies have paid all license and royalty fees required to be paid under the Licenses.

(vi) Protection of IP. Each Group Company has taken reasonable and appropriate steps to protect, maintain and safeguard Company IP and made all applicable filings, registrations and payments of fees in connection with the foregoing. Without limiting the foregoing, all current and former officers, employees, consultants and independent contractors, all suppliers, customers and other third parties of any Group Company having access to any Company IP have executed and delivered to such Group Company an agreement requiring the protection of such Company IP. To the extent that any Company IP has been developed or created independently or jointly by an independent contractor or other third party for any Group Company, or is incorporated into any products or services of any Group Company, such Group Company has a written agreement with such independent contractor or third party and has thereby obtained ownership of, and is the exclusive owner of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment.

(vii) No Public Software. No Public Software forms part of any product or service provided by any Group Company or was or is used in connection with the development of any product or service provided by any Group Company or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any product or service provided by any Group Company. No Software included in any Company Owned IP has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge.

(viii) Data privacy and personal information. The Group Companies’ use and dissemination of any personally-identifiable information concerning individuals is in compliance with all applicable privacy policies, terms of use, applicable Law and Contracts applicable to any Group Company. The Group Companies maintain policies and procedures regarding data security and privacy and maintain administrative, technical, and physical safeguards that are commercially reasonable and, in any event, in compliance with all applicable Laws and Contracts applicable to any Group Company. To the Warrantors’ knowledge, there have been no security breaches relating to, or violations of any security policy regarding any data or information of Group Companies’ customers or used by the Group Companies. There has been no loss, unauthorized access, misappropriation, or misuse of any data or information of Group Companies’ customers or used by the Group Companies to conduct the Business.

3.20 Labor and Employment Matters.

(i) Each Group Company has complied with all applicable Laws related to labor or employment, including provisions thereof relating to recruitment, wages, hours, working conditions, benefits, retirement, social welfare, equal opportunity and collective bargaining. There is not pending or to the best knowledge of the Warrantors, threatened, and there has not been since the incorporation of each Group Company, any Action relating to the violation or alleged violation of any applicable Laws by such Group Company related to labor or employment, including any Action filed by any employee or any warehouse contractor or warehouse worker with any Governmental Authority or any Group Company.

(ii) Section 3.20(ii) of the Disclosure Schedule contains a true and complete list of each Benefit Plan currently or previously adopted, maintained, or contributed to by any Group Company or under which any Group Company has any Liability or under which any employee or former employee of any Group Company has any present or future right to benefits. Except for required contributions or benefit accruals for the current plan year, no Liability has been or is expected to be incurred by any Group Companies under or pursuant to any applicable Laws relating to any Benefit Plan or individual employment compensation agreement, and, no event, transaction or condition has occurred or exists that would result in any such Liability to any Group Companies. Each of the Benefit Plans listed in Section 3.20(ii) of the Disclosure Schedule is and has at all times been in compliance with all applicable Laws (including without limitation, SAFE Rules and Regulations, if applicable), and all contributions to, and payments for each such Benefit Plan have been timely made. There are no pending or threatened Actions involving any Benefit Plan listed in Section 3.20(ii) of the Disclosure Schedule (except for claims for benefits payable in the normal operation of any Benefit Plan). Each Group Company maintains, and has fully funded, each Benefit Plan and any other labor-related plans that it is required by Law or by Contract to maintain. Each Group Company is in compliance with all Laws and Contracts relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Laws and Contracts.

(iii) There has not been, and there is not now pending or, to the best knowledge of the Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Group Company. No Group Company is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral Contract, commitment or arrangement with any labor union or any collective bargaining agreements.

(iv) Schedule II enumerates each Key Employee. Each such individual is currently devoting all of his or her business time to the conduct of the business of the applicable Group Company. To the best knowledge of the Warrantors, no such individual is subject to any covenant restricting him/her from working for any Group Company. No such individual is obligated under, or in violation of any term of, any Contract or any Governmental Order relating to the right of any such individual to be employed by, or to contract with, such Group Company. No Group Company has received any notice alleging that any such violation has occurred. No such individual is currently working or plans to work for any other Person that competes with any Group Company, whether or not such individual is or will be compensated by such Person. No such individual or any group of employees of any Group Company has given any notice of an intent to terminate their employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any such individual or any group of employees.

3.21 Insurance. Each Group Company has in full force and effect insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to reasonably replace any of its properties and material assets that might be damaged or destroyed and in amounts customary for companies similarly situated. There is no material claim pending thereunder as to which coverage has been questioned, denied or disputed. All premiums due and payable under all such policies and bonds have been timely paid, and each Group Company is otherwise in compliance with the terms of such policies and bonds.

3.22 Customers and Suppliers. Section 3.22 of the Disclosure Schedule is a correct list of each of (i) the top ten (10) business customers (by attributed revenues), (ii) the top six (6) providers of Grand Warehouses (as defined below) and Grand Warehouse services (by attributed expenses), and (iii) the top ten (10) suppliers (excluding providers of warehouses and warehouse services) (by attributed expenses), (in each case, with related or affiliated Persons aggregated for purposes hereof) of the Group for the 12-month period ending on the Statement Date, together with the aggregate amount of revenues received or expenses paid to such business partners during such periods. Each such supplier and provider of warehouses and warehouse services can provide sufficient and timely supplies of goods and services in order to meet the requirements of the Group’s Business consistent with prior practice. No Group Company has experienced or been notified of any shortage in goods or services provided by its suppliers, providers of warehouses and warehouse services, or other providers and has no reason to believe that any Person listed on Section 3.22 of the Disclosure Schedule would not continue to provide to, or purchase from, or cooperate with, respectively, or that it would otherwise alter its business relationship with, the Group at any time after the Closing, on terms substantially similar to those in effect on the date hereof. There is not currently any dispute pending between the Group and any Person listed on Section 3.22 of the Disclosure Schedule. For purpose of this Agreement, the “Grand Warehouse” means the warehouses of the Group Companies with functions of receiving, sorting and delivery of goods, which delivery includes the next-day delivery and delivery to the micro-warehouses, but excluding delivery to end-users.

3.23 Internal Controls. Each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business. The signatories for each bank account of each Group Company are listed on Section 3.23 of the Disclosure Schedule.

3.24 Entire Business. No Group Company shares or provides any facilities, operational services, assets or properties with or to any other entity which is not a Group Company.

3.25 No Brokers. Except as set for the in Section 3.25 of the Disclosure Schedule, neither any Group Company nor any of its Affiliates has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, or has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

3.26 No General Solicitation. Neither any Group Company, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Subscribed Shares.

3.27 Disclosure. All information relating to the Group which is known or would on reasonable enquiry be known to the Group Company or any of them and which is material to be known by an investor for value of the Subscribed Shares has been disclosed to the Investors in writing. No representation or warranty of the Warrantors contained in this Agreement or any certificate furnished or to be furnished to any Investor at the Closing under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.28 Non-Compete. Except as provided under the Transaction Documents, there is no non-compete agreement or other similar commitment to which any Group Company is a party that would impose restrictions upon any Investor or its Affiliates.

3.29 No Undisclosed Business. No Group Company is engaged in insurance, banking and financial services, telecommunications, public utility businesses or any other regulated businesses.

4. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, that:

4.1 Authorization. Such Investor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of such Investor necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, has been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by such Investor (to the extent such Investor is a party), enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2 Consents; No Conflicts. All Consents from or with any Governmental Authority or any other Person required in connection with the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in each case on the part of such Investor have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of each Transaction Document by such Investor do not, and the consummation by each such party of the transactions contemplated thereby will not, with or without notice or lapse of time or both, (i) result in any violation of, be in conflict with, or constitute a default under any provision of any Charter Document of such Investor or its related Affiliates, (ii) result in any violation of, be in conflict with, or constitute a default under, in any material respect, any Governmental Order or any applicable Law, or (iii) result in any violation of, be in conflict with, or constitute a default under, or give rise to any right of termination, amendment, modification, acceleration or cancellation under, or give rise to any augmentation or acceleration of any Liability of such Investor or its related Affiliates under, any contract material to it.

4.3 Purchase for Own Account. The applicable Subscribed Shares being purchased by such Investor and the Conversion Shares thereof will be acquired for such Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof; provided that, for the avoidance of doubt, no arrangement or Contract entered into with any co-investor or other source of financing of such Investor or its Affiliates will be deemed to be a violation of the representation and warranty set forth in this Section 4.3.

4.4 Status of Investor. Such Investor is either (i) an “accredited investor” within the meaning of the U.S. Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act. Such Investor has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the purchase of the Series E Preferred Shares and can bear the economic risk of its investment in the Series E Preferred Shares.

4.5 Restricted Securities. Such Investor understands that the Series E Preferred Shares and the Conversion Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the Series E Preferred Shares and the Conversion Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

4.6 No Brokers. Neither such Investor nor any of its Affiliates has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, and none of them has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

5. Conditions of the Investors’ Obligations at the Closing. The obligations of each Investor to consummate the Closing under Section 2 of this Agreement are subject to the fulfillment, to the satisfaction of such Investor on or prior to the Closing, or waiver by such Investor, of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Warrantors contained in Section 3 (i) that are not qualified by materiality or Material Adverse Effect shall have been true, correct, complete and not misleading in all material respects when made and shall be true, correct, complete and not misleading in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, (ii) that are qualified by materiality or Material Adverse Effect shall have been true, correct, complete and not misleading in all respects when made and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true, correct, complete and not misleading (with respect to the representations and warranties referred to in the foregoing clause (i), in all material respects) as of such particular date.

(b) Performance. Each Warrantor shall have performed and complied with all obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by them, on or before the Closing.

(c) Authorizations. All Consents of any competent Governmental Authority or of any other Person (including without limitation any creditor of the Group Companies) that are required to be obtained by any Warrantor in connection with the consummation of the transactions that are required to be consummated prior to the Closing as contemplated by the Transaction Documents (including but not limited to those related to the formation of the Company, the lawful issuance and sale of the Subscribed Shares, and any waivers of notice requirements, rights of first refusal, preemptive rights, put or call rights) shall have been duly obtained and effective as of the Closing, and evidence thereof shall have been delivered to the Investors.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of each Group Company, as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance satisfactory to the Investors, and each Investor shall have received all such counterpart copies of such documents as it may reasonably request.

(e) Memorandum and Articles. The Memorandum and Articles, in the form attached hereto as Exhibit A, shall have been duly adopted by all necessary action of the Board of Directors and/or the members of the Company (which Memorandum and Articles shall have been duly filed with the appropriate authority(ies) of the Cayman Islands within five (5) Business Days after the Closing), and such adoption shall have become effective prior to the Closing with no alteration or amendment as of the Closing, and a stamped copy of the duly adopted Memorandum and Articles shall be delivered to the Investors after the Closing.

(f) Transaction Documents. Each of the parties to the Transaction Documents to be entered into on or prior to the Closing, other than such Investor, shall have executed and delivered such Transaction Documents to such Investor.

(g) Option Pool. Upon or immediately prior to the Closing, the Board of Directors and the shareholders of the Company shall have duly reserved 75,024,529 Class B Ordinary Shares to be issued to the Company’s employees, consultants, officers or directors in accordance with the ESOP.

(h) Opinions of Counsel. The Investors shall have received (i) from Walkers, Cayman Islands counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit E, and (ii) from Jingtian & Gongcheng, PRC counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit F.

(i) Waiver of Existing Investors. The holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D1 Preferred Shares shall have waived in writing any and all obligations and liabilities of Group Companies and the Principals for breach of Sections 7.1(i)(Post Closing Restructuring), 7.1(ii)(Beijing Missfresh Board), 7.1(iii)(Equity Pledge Registration), 7.1(vii)(ICP License), 7.1(viii)(ESOP), 7.1(ix)(Employment Agreement; Confidentiality, Non-compete and Invention Assignment Agreement) and 7.1(x)(Social Security Insurance Certificate) under Series C Preferred Share Purchase Agreement entered into by and among the Company and certain other parties thereto dated June 15, 2017, Sections 7.1(i)(Licenses), 7.1(iv)(Change of Registration of Food Operation License (食品经营许可证)), 7.1(v)(Change of Registration of Trademarks), 7.1(n)(Restructuring) and 7.1(o)(Equity Pledge) under Series D1 Preferred Share Purchase Agreement entered into by and among the Company and certain other parties thereto dated December 29, 2017, and Sections 7.1(i) (Licenses), 7.1(iv) (Change of Registration of Food Operation License (食品经营许可证)), 7.1(v) (Change of Registration of Trademarks), 7.1(vi) (Restructuring) and 7.1(vii) (Equity Pledge) under the Series D1 Preferred Share Purchase Agreement entered into by and among the Company and certain other parties thereto dated February 14, 2018.

(j) [Reserved].

(k) Non-Competition Agreements. 陈美英, 戴小刚, 刘啸峰, 罗琼, 孙妍蕾, 王成, 王飞, 肖宇超, 张岚 and each of the Key Employees shall have entered into specific non-competition agreements in a form reasonably satisfactory to the Investors with Beijing Missfresh, Qingdao WFOE or other applicable Group Companies and the copies of executed agreements shall have been delivered to the Investors.

(l) No Material Adverse Effect. There shall have been no Material Adverse Effect since the Annual Statement Date.

(m) Closing Certificate. The chief executive officer of the Company shall have executed and delivered to each Investor at the Closing a certificate dated as of the Closing (i) stating that the conditions specified in this Section 5 have been fulfilled as of the Closing, (ii) confirming all corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto, with respect to this Agreement and the other Transaction Documents to be entered into on or prior to the Closing and the transactions contemplated hereby and thereby, shall have been completed, and each Group Company shall have delivered to each Investor all such counterpart copies of such documents as the Investor may reasonably request, and (iii) attaching thereto (a) the Charter Documents of the Group Companies as then in effect, (b) copies of all resolutions approved by the shareholders and boards of directors of each Group Company (if applicable) related to the transactions contemplated hereby and which are signing parties hereto, and (c) the good standing certificate with respect to the Company from the registrar of companies of Cayman Islands dated no more than thirty (30) days prior to the Closing, and with respect to the Group Companies which are incorporated under the Laws of the PRC, the copies of valid business licenses of such entity.

(n) User Protocol. Beijing Missfresh shall have amended and modified its Missfresh User Protocol (the “Amended Protocol”) to be entered into by and between each of its customers upon registration on the Company’s platform such that the Amended Protocol complies with all relevant Laws pertaining to contract, privacy, personal data and information protection, and Beijing Missfresh shall have taken measures to procure (i) any new user joining the Company’s platform would need to agree to the Amended Protocol, and (ii) any existing registered user would get the prompt to accept the Amended Protocol when he/she updates the version of the mobile app of Beijing Missfresh.

(o) Call Option of Beijing Jiahao. Beijing Missfresh shall have entered into a call option agreement with Beijing Jiahao Consultancy Services Co., Ltd. (“Beijing Jiahao”) giving Beijing Missfresh the unconditional and irrevocable right to acquire Beijing Jiahao in form and substance satisfactory to the Investors.

(p) Mrfresh Restructuring. Each of the Image Frame Investment (HK) Limited, Everyday Convenience Limited, Ascend Hope Limited and HongKong DuoJie Limited shall have delivered a letter to Mrfresh Limited and the Company with respect to confirmation of the restructuring of Mrfresh Limited (the “Mrfresh Restructuring”) and waiver of redemption rights as provided under the Series A Preferred Shares Purchase Agreement dated as of January 10, 2018 (the “Mrfresh Series A SPA”) by and among the Company, Mrfresh Limited and certain other parties thereto, the Series B Preferred Share Purchase Agreements, each dated as of February 14, 2018 (the “Mrfresh Series B SPAs”) by and among the Company, Mrfresh Limited and certain other parties thereto and the Charter Documents of Mrfresh Limited, in form and substance satisfactory to the Investors.

(q) Xu Zheng’s Confirmation Letter. Xu Zheng shall have delivered a letter to the Investors with respect to his put option he is entitled to under Section 1 of Schedule D of the Amended and Restated Shareholders Agreement of Mrfresh Limited dated as of February 28, 2018 (the “Mrfresh SHA”), in form and substance satisfactory to the Investors.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to consummate the Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 4 shall have been true and complete when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

6.2 Performance. Each Investor shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by each Investor on or before the Closing.

6.3 Execution of Transaction Documents. Each Investor shall have executed and delivered to the Company the Transaction Documents that are required to be executed by such Investor on or prior to the Closing.

7. Covenants; Miscellaneous.

7.1 Post-Closing Covenants.

(1) Licenses.

(i) The Group Companies shall have duly obtained the Telecom and Information Service Operation License (电信与信息服务业务经营许可) (“ICP License”) as applicable during the course of the restructuring of Beijing Missfresh, but in no event later than three (3) months following the commencement of new business by the Group Companies which is subject to requirements of Governmental Authorities or relevant Laws that an ICP License is required for such new business.

(ii) Within six (6) months following the Closing, the Warrantors shall procure that (a) each Group Company and its Subsidiaries and branches that has been duly incorporated on or prior to the date hereof shall have duly obtained its Food Operation License (食品经营许可证), Record-Filling of Class II Medical Devices Operation (第二类医疗器械经营备案) and Social Security Insurance Certificate (社会保险登记证) as required by competent Governmental Authorities, and shall have completed housing provident fund payment and deposit registration (住房公积金缴存登记, to the extent the relevant Governmental Authorities will require and permit such registration) and (b) Beijing Missfresh and Bianligou shall have renewed and updated the Food Operation Licenses (食品经营许可证) to cover all their respective categories of foods and other merchandise available for sale and scope of business under each Food Operation License.

(iii) Within six (6) months following the Closing, Beijing Missfresh and Bianligou and their respective applicable branches shall use their reasonable best efforts to update the registration of their Food Operation License (食品经营许可证) with the competent Governmental Authority to reflect the addresses of their respective warehouses, to the extent expressly required by competent Governmental Authorities.

(iv) As soon as practically possible following the Closing, Beijing Missfresh shall use its reasonable best efforts to renew and update its Food Operation Licenses (食品经营许可证) to include the “conducting business via Internet” as its operation type, to the extent expressly required by competent Governmental Authorities.

(v) Within three (3) months following the Closing, Beijing Missfresh shall use its reasonable best efforts to file as recipients of imported food (进口食品收货人) in accordance with applicable Laws and requirements of competent Governmental Authorities.

(vi) Within six (6) months following the Closing, Beijing Missfresh shall use its reasonable best efforts to obtain registration form for alcohol circulation (酒类流通备案登记) or other equivalent approvals from competent Governmental Authorities, to the extent expressly required by competent Governmental Authorities.

(vii) Following the applicable dates set forth in clauses (i) to (vi) of this Section 7.1(1), the Warrantors shall procure that each Group Company and any branch of any Group Company, if applicable, continue to comply on an ongoing basis with each relevant license, permit or other requirement under applicable Law as specified in such clauses.

(2) Consensus on Arrangement of Bianligou. As soon as practically possible following the Closing and in no event later than twelve (12) months following the Closing, the Group Companies and the Principals shall have reached a definite processing and restructuring scheme of Bianligou with respect to the feasibility and necessity of the independent development of Bianligou from the business and commercial perspective, with the prior written consent of the Investors.

(3) Non-competition with Bianligou and Meiriyitao. Subject to the requirements of relevant Governmental Authorities, the Group Companies shall reach an agreement and/or solution scheme with fair market price setting and tax saving terms as soon as practically possible following the Closing to eliminate horizontal competition with Related Parties (including but not limited to Bianligou, Beijing Meiriyitao Gongxiang Technology Co., Ltd. (北京每日一淘共享科技有限公司) (“Meiriyitao”) and other enterprises the Group Companies may invested in the future) (if any and if applicable).

(4) Restructuring of Beijing Missfresh. As soon as practically possible following the Closing, the Group Companies and the Principals shall enforce and conduct the restructuring of Beijing Missfresh as below:

(i) in no event later than three (3) months following the Closing, the Group Companies and the Principals shall propose a reasonable arrangement for VIE structure of the relevant Group Companies and relevant restructuring matters of Beijing Missfresh (the “Proposal”), and shall engage in good faith discussion of the Proposal with Investors to reach an agreement in respect of such Proposal. The Group Companies shall use best efforts to complete all the procedures and restructuring matters included in the Proposal within twelve (12) months following the Closing;

(ii) within six (6) months following the Closing, the Group Companies shall use best efforts to complete the procedures with respect to the capital reduction and equity redemption by Hangzhou Lihaihulian Startup Investment Limited Partnership (L.P.) (杭州利海互联创业投资合伙企业(有限合伙 ) (“Hangzhou Lihai”)) and Hangzhou Qianhai Startup Investment Limited Partnership (L.P.) (杭州牵海创业投资合伙企业(有限合伙 ) (“Hangzhou Qianhai”));

(iii) in no event later than six (6) months following the Closing, Beijing Missfresh shall have taken all necessary corporate action such that the board of directors of Beijing Missfresh shall have five (5) members, which members shall be the Principals, WANG Jun (王珺), LI Yang (李漾) and SUN Yuan (孙原), and completed the change of registrations with SAIC in relation thereto, with the evidence thereof duly delivered to the Investors.

Notwithstanding the foregoing, in the event of any change of applicable Laws or the requirements of competent Governmental Authorities that might have an adverse effect on the restructuring of Beijing Missfresh from a PRC domestic Company into a joint venture company or a wholly foreign owned enterprise, the Group Companies and the Principals shall have the discretion to adjust the above restructuring steps or procedures with consents of the Majority Investors.

(5) Compliance with Courier Services Laws. As soon as practically possible following the Closing or upon the requirements of Governmental Authorities or relevant Laws, Beijing Missfresh shall, and other Group Companies and the Principals shall procure Beijing Missfresh and any other applicable Group Companies to (i) obtain a Business License of Courier Services (快递业务经营许可证), and (ii) take all necessary and reasonable measures to comply with applicable Laws governing courier services.

(6) Reducing Defective Rate of Warehouse Leasing. Beijing Missfresh shall, and other Group Companies and the Principals shall procure Beijing Missfresh and Bianligou to, lower the warehouse Defective Leasing rate (i) to a certain percentage no higher than 25% within twelve (12) months following the Closing, and (ii) to the certain percentage that would not adversely affect or impede the Qualified IPO (as defined in the Shareholders Agreement). For the purpose of this Section 7.1(6), the “Defective Leasing” shall mean any of the following situations: (i) the lessor fails to acquire the housing ownership certificate or other legal ownership certificates or under the circumstance of subletting, the lessee fails to obtain the landlord’s written approval of sublet; (ii) the nature of land and housing planning purpose of the leased warehouse is residence, homestead or other situations prohibited from being used as warehouse by relevant real estate laws and regulations; (iii) the leasing warehouse is illegally reconstructed or partitioned.

(7) Employee Matters. As soon as practically possible following the Closing, the Group Companies shall use best efforts to comply with all applicable PRC Laws in all material respects, including without limitation, Laws pertaining to Social Insurance, welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions and labor dispatch. The Group Companies shall use best efforts to pay and fund all Social Insurance obligations incurred prior to Closing, in accordance with applicable Laws and the expressly requirements of competent Governmental Authorities within twelve (12) months after the Closing. The Group Companies shall use best efforts to makes all Social Insurance payments required pursuant to applicable Laws in relation to all post-closing periods and procure the non-compliance thereof would not adversely affect or impede the Qualified IPO. The Group Companies shall use reasonable best efforts to, within twelve (12) months of Closing, enter into service agreements with all labor outsourcing companies, pursuant to which the labor outsourcing companies agree to enter into employment contracts or service agreements with all relevant workers employed or retained by such all labor outsourcing companies respectively.

(8) Housing Tenancy Registration. As soon as practically possible following the Closing, the Group Companies shall use commercially best efforts to complete housing tenancy registration with regard to all the real properties rent for now and in the future.

(9) Trademarks of Beijing Jiahao. The Principals and the Group Companies shall procure that Beijing Missfresh is able to use all the trademarks of Beijing Jiahao in a legitimate and stable manner, including executing trademark licensing contracts satisfactory to the Investors with regard to all the trademarks of Beijing Jiahao that are necessary for Group Companies’ business operation and filing the licensing of trademarks with Trademark Office for record.

(10) Completing the Restructuring of Meiriyitao. Within six (6) months following the Closing, Beijing Missfresh shall complete the transfer of all employees and business relating to the business of Meiriyitao thoroughly.

(11) Removal from the List of Enterprises Operating Abnormally (企业异常经营名录). Within three (3) months after the Closing, Jinan WFOE and Chancheng Branch of Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司禅城分公司) shall be removed from the list of enterprises operating abnormally by relevant Governmental Authorities.

(12) Director Insurance. Within three (3) months after the Closing,, the Company shall obtain and maintain insurance for the director appointed by GS with coverage and terms to the satisfaction of GS.

(13) Deregistration of Certain Entities. Within three (3) months after the Closing, Jinan Missfresh Commerce and Trading Co., Ltd. (济南每日优鲜商贸有限公司) and the Eighth Branch of Beijing Missfresh E-Commerce Co., Ltd.（北京每日优鲜电子商务有限公司天津第八分公司） shall have submitted its application for deregistration to competent SAIC and shall have been liquidated, wound-up and deregistered from competent SAIC with six (6) months after the Closing.

(14) Renewal of Insurance Contract. As soon as practically possible following the Closing, the Group Companies shall, or shall use commercially best efforts to cause the warehouse contractors to, extend the insurance coverage to cover all the warehouses and warehouse contractors, and any loss caused by the misconduct of the warehouse contractors or the delivery drivers engaged by those warehouse contractors.

(15) Obtaining Employment Permits. As soon as practically possible following the Closing or upon the requirements of government authorities or relevant laws and regulations, the Group Companies shall assist XU Zheng (徐正) to acquire Employment Permits for Persons from Taiwan, Hong Kong or Macao.

(16) [Reserved].

(17) Regulatory Compliance. The Warrantors shall use best efforts to comply with all applicable Laws in all material respects, including but not limited to applicable Laws in connection with sales and marketplace of grocery, food safety, housing leasing, foreign exchange (including but not limited to SAFE Circular 37), consumer protection, cyber security, privacy, personal data and information protection and other businesses and operations of the Group Companies. As soon as practically possible following the Closing, Beijing Missfresh shall use best efforts to procure each of its existing registered users as of the date hereof to enter into the Amended Protocol.

(18) Transfer to Competitors. Notwithstanding anything to the contrary contained herein, during the twenty-four (24) months period commencing on the date of issuance of the Equity Securities of the Company to any Investor, such Investor shall not sell, transfer or dispose of such Equity Securities to any Company Competitor without the prior consent of the Board of Directors at a duly convened board meeting or via unanimous written consent. For the avoidance of doubt, nothing in this Section 7.1(18) shall restrict GS from selling, transferring or disposing of any Equity Securities of the Company to any GPOP II Family SPV.

(19) ODI Approvals. If any of the Investors is subject to ODI Registration and Approvals, such Investor shall use its best efforts to complete and obtain in a timely manner all ODI Registration and Approvals and shall provide to the Company evidences of all such consents, approvals, authorizations, registration forms and other documentations satisfactory to the Company.

(20) Renewal of the Lease Contracts regarding the Group Companies’ Grand Warehouse. Within one (1) month following the Closing, with respect to all lease contracts of grand warehouses that have expired prior to the Closing, the Group Companies shall procure that either these expired lease contracts have been renewed or a new lease contract of an alternative warehouse of a similar size and quality have been entered into.

(21) Tax Compliance. The Warrantors shall:

(i) as soon as practicable but in no event later than twelve (12) months following the Closing, cease to use any third party platform to distribute compensation in any form (cash or in kind) to its employees, which (x) current progress toward completion shall be confirmed by the auditor of the Company, being any of PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young or KPMG (each, a “Big Four”), during its audit of the Group Companies’ 2018 financial statements, and (y) final completion shall be confirmed by the auditor of the Company, being any of the Big Four, during its audit of the Group Companies’ 2019 financial statements;

(ii) as soon as practicable but in no event later than twelve (12) months following the Closing, use best efforts to fully comply (and, if applicable, use best efforts to procure that any human resources services, payroll services or other relevant third party retained by any Group Company, in connection with any compensation or other payments made on behalf of any Group Company, fully comply) with the relevant Tax Laws on individual income tax withholdings and withhold the full amount (in respect of the full amount of salary and other applicable compensation paid to any employee of the Group Companies and any micro-warehouse contractor, other contractor or any other relevant Person employed or retained by the aforesaid human resources services, payroll services or other relevant third party) required by such Laws;

(iii) as soon as practicable but in no event later than six (6) months following the Closing, retain a Big Four to provide retainer tax advisor services and support the Group Companies in complying with Tax Laws and meeting tax-related requirements and obligations under this Agreement; and

(iv) as soon as practicable but in no event later than December 31, 2019, cause the Principals, Principal Holding Companies and any of their respective Affiliates to return to the relevant Group Company the full amount of any Tax paid on their behalf by any Group Company.

(22) Grant Fortune Fund LP’s ODI Registration and Approvals. In the event that Zhuhai Jiatang fails to complete the payment of outstanding principal amount under the Note through (x) completion the ODI Registration and Approvals, or (y) transfer and sale of all its Shares in the Company in the primary market, or (z) any other methods, in each case before the first day of the ninth (9th) month prior to the targeted date for first submission of application for initial public offering of the Company’s Shares as approved by the Board of Directors of the Company in accordance with the Company’s Charter Documents (such first day of the ninth (9th) month prior to such targeted date shall be referred hereinafter as “Due Date”), then the Company shall then be entitled, at its sole discretion, to

(i) repurchase Repurchased Shares (as defined below) held by Grant Fortune Fund LP at the repurchase price (the “Repurchase Price”) equal to an amount calculated in accordance with the following formula (the “Repurchase of Shares”):

RP＝[EIP×(1＋8%)×n＋D] ×RS－O

WHERE:

RP＝Repurchase Price,

EIP＝Series E Issue Price (as defined under the Memorandum and Articles),

n＝the number of days calculated from the Series E Issue Date to the date of Repurchase of Shares, divided by 365,

D＝any accrued but unpaid dividends on such Repurchased Shares,

RS＝the number of Repurchased Shares, for purpose of this Section 7.1(22), the “Repurchased Shares” means the Shares of Grant Fortune Fund LP in proportion to the outstanding principal amount under the Note, the number of which shall be calculated by dividing the outstanding principal amount under the Note as of the date of Repurchase of Shares by the Series E Issue Price, and

O＝the outstanding principal amount under the Note as of the date of Repurchase of Shares,

for so long as (A) Beijing Missfresh shall have repaid in full the outstanding principal amount under the Loan Agreement to the Lender (as defined under the Loan Agreement) pursuant to the Loan Agreement, and (B) the Note shall have been cancelled and waived by the Company and the Debtor (as defined thereunder) shall have been released from any and all payment obligations under the Note at the time of the Repurchase of Shares; or

(ii) convert all of the outstanding principal amount under the Loan Agreement into certain equity interest of applicable Domestic Company or other Subsidiary in PRC (the “Proposed PRC Entity”) designated by the Company, at a price per share equal to the Series E Issue Price (the “Conversion of Onshore Loan”), for so long as (A) Zhuhai Jiatang shall cooperate and comply with the corporate structure arrangements and instructions of the Company to execute all necessary agreements and legal documents, as a result the equity interests held by Zhuhai Jiatang in the Proposed PRC Entity shall not adversely affect or impede the Qualified IPO and/or adversely affect the rights, privileges, interests of any other holder of Equity Securities of the Company (except for Grant Fortune Fund LP), (B) the Note shall have been cancelled and waived by the Company and the Debtor (as defined thereunder) shall have been released from any and all payment obligations under the Note upon the Conversion of Onshore Loan, (C) the subscription price of the Series E Preferred Shares in proportion to the outstanding principal amount under the Note purchased by Grant Fortune Fund LP (which shall be calculated by dividing the outstanding principal amount under the Note as of the date of Conversion of Onshore Loan by the Series E Issue Price) shall be adjusted to a per share price equivalent of the par value of such Series E Preferred Share, and (D) the Grant Fortune Fund LP is entitled to all of its rights in respect of each Share held by it as stated in the Transaction Documents.

The Parties further agree that in the event of the Repurchase of Shares, Grant Fortune Fund LP shall remain entitled to all of its rights in respect of each Share stated in the Transaction Documents and each Share shall remain “outstanding” for the purposes of the Memorandum and Articles, until such time when (x) the loan under the Loan Agreement has been repaid in full to the Lender, (y) the Debtor’s payment obligations under the Note has been discharged, and (z) the Repurchase Price in respect of each Share requested to be repurchased by the Company has been paid in full, all such rights of Grant Fortune Fund LP with respect to all the Shares repurchased shall automatically cease, the Register of Members shall be updated accordingly and the Shares repurchased shall be cancelled.

The Company further confirms and covenants to the Grant Fortune Fund LP that, from and following Closing, except for (a) the Repurchase of Shares pursuant to this Section 7.1(22) or pursuant to the Loan Agreement or (b) in connection with the failure by Grant Fortune Fund LP to pay the outstanding principal amount under the Note pursuant to the provisions of the Note after receipt the total principal amount of the Onshore Loan under the Loan Agreement, Grant Fortune Fund LP will be, effective as of Closing, the legal owner of the Series E Preferred Shares it acquires at Closing and shall be entitled to any and all ownership, rights, preferences, privileges or powers of, such Series E Preferred Shares in accordance with the Transaction Documents, after Closing and regardless of whether the outstanding principal amount under the Note has been paid or not. To avoid any doubt, if and to the extent that there are inconsistencies between the provisions of this Section 7.1(22) and those of any other Transaction Documents (other than the Note), the terms of this Section 7.1(22) shall control and prevail with respect to the Company and Grant Fortune Fund LP.

7.2 Covenant with respect to the Investment. In connection with the transactions contemplated hereby, the Group Companies shall and shall cause the Principals not to procure their employees, representatives, agents and sub-contractors not, directly or indirectly, (i) make any payment or offer or give, or promise to make any payment or offer or give, anything of value to any government agency or Government Official or any employee of the Investors with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such person, or constituting a bribe, kickback or illegal or improper payment in violation of anti-corruption, anti-bribery and anti-unfair competition Laws of the PRC or any other applicable jurisdiction or (ii) solicit or accept any gift or offer from any person in exchange for any improper business advantage or take or cause to be taken any other actions in violation of anti-corruption, anti-bribery and anti-unfair competition Laws.

7.3 Satisfaction of Condition Precedent. The Warrantors shall use their respective reasonable best efforts to cause each of the conditions precedent as set forth in Section 5 to be satisfied as soon as practicable and in any event prior to the Long Stop Date. The Investors shall use their respective reasonable best efforts to cause each of the conditions precedent as set forth in Section 6 to be satisfied as soon as practicable and in any event prior to the Long Stop Date.

7.4 Further Assurance. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents, provided that except as expressly provided herein, no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

7.5 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement and the rights and obligations therein may not be assigned by any Warrantor without the prior written consent of the Investors, provided that each Investor may (i) at any time, assign its rights and obligations hereunder to any of its Affiliates without the consent of any other Party hereunder, (ii) after the Closing, assign its rights and obligations hereunder to any Person in connection with the transfer of the Equity Securities held by such Investor to such Person in accordance with the Transaction Documents, without consent of the other Parties hereunder but with prior written notice to the Company, provided that any such transferee shall execute and deliver to the Company and the other Parties hereto a joinder agreement or a deed of adherence becoming a party hereto as a “Shareholder,” an “Investor,” a “Party” and a “Preferred Holder” hereunder and under the Transaction Documents, subject to the terms and conditions hereof and thereof, or (iii) after the Closing, assign its rights hereunder to any Person in any assignment by way of security in accordance with the Transaction Documents. Parties other than such Investor shall afford all necessary assistance and do actions to sign all relevant novation agreement or such other legal documents as requested by such Investor to give effect to the assignment. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.6 Governing Law. This Agreement shall be governed by and construed under the Laws of the Hong Kong Special Administrative Region of the PRC (“Hong Kong”), without regard to principles of conflict of Laws thereunder.

7.7 Dispute Resolution.

(i) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. Each party shall appoint one arbitrator and the third arbitrator shall be appointed by both parties with mutual agreement as the presiding arbitrator. If no agreement can be reached within the time period required by the HKIAC Rules, the presiding arbitrator shall be appointed by the Chairman of HKIAC.

(iii) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

7.8 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule III (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

7.9 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Warrantors contained in this Agreement shall survive after the Closing and shall in no way be affected by any investigation made by any party hereto and the consummation of the transactions contemplated hereby.

7.10 Indemnity.

(i) Each of the Warrantors hereby agrees to jointly and severally indemnify and hold harmless each Investor, its Affiliates and its and their respective employees, officers, directors, and assigns (collectively, the “Investor Indemnified Parties”), from and against any and all Indemnifiable Losses suffered by such Investor Indemnified Parties, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to this Agreement or any of the other Transaction Documents. Without limiting the generality of the foregoing, the Warrantors shall also, jointly and severally, indemnify each Investor for any Indemnifiable Losses incurred by such Investor Indemnified Party as a result of or in connection with any of the matters set forth on Schedule IV hereof.

(ii) Any Party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party required to provide indemnity hereunder (the “Indemnifying Party”).

(iii) If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters subject to the indemnity obligations under this Section 7.10. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

(iv) The maximum aggregate liability of the Warrantors for indemnification to any Investor Indemnified Parties under Section 7.10(i), (ii) and (iii) shall be limited to the purchase price set forth opposite such Investor’s name on Table A of Schedule I attached hereto and an amount calculated at a simple annual interest rate of eight (8%) percent of such purchase price (the “Indemnification Cap”).

(v) Notwithstanding anything to the contrary,

(a) the Warrantors shall not be liable for any Indemnifiable Losses arising from any opportunity costs; and

(b) the Warrantors shall not be liable for any Indemnifiable Losses arising under this Section 7.10 unless the aggregate amount of all such Indemnifiable Losses exceeds US$1,000,000, in which event the Warrantors shall be required to pay or be liable for the full amount of all such Indemnifiable Losses as provided in Section 7.10.

(vi) This Section 7.10 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

7.11 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

7.12 Fees and Expenses. In the event that the Closing occurs or the Closing does not successfully occur for reasons not attributable to the Investors, the Company shall reimburse the Investors’ reasonable costs and expenses for legal, financial and other due diligence activities and negotiation and documentations incurred by the Investors in connection with the transactions contemplated hereunder up to a maximum as agreed upon between such Investor and the Company. In the event that the transactions contemplated hereunder are not consummated for reasons attributable to the Investors, the Investors shall bear the costs and expenses incurred thereof. If any action at Law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. For the avoidance of doubt, the rights of each Investor to be reimbursed of the fees and expenses under this Section are several and not joint, and if an Investor does not consummate the Closing for reasons attributable to itself, other Investors fulfilling the Closing shall be entitled to the reimbursement up to their own maximums.

7.13 Termination.

(i) With respect to the transactions contemplated hereunder between the Company and each Investor, this Agreement may be terminated solely with respect to the rights and obligations of such Investor hereunder prior to the Closing (a) by written consent of the Company and such Investor, or (b) if the Closing has not been consummated by October 31, 2018 or such other later day as jointly determined by the Majority Investors and the Company (the “Long Stop Date”) by such Investors or by any of the Group Companies, provided that the terminating party shall not have been, on or prior to the date of termination, in material breach of this Agreement; provided, further, any Group Company shall not be entitled to terminate the Agreement if the Closing fails to occur due to any unsatisfied condition under Section 5, and such Investor shall not be entitled to terminate the Agreement hereunder if the Closing fails to occur due to any unsatisfied condition under Section 6 attributable to such Investor.

(ii) If this Agreement is terminated as provided under this Section 7.13, this Agreement will be of no further force or effect upon termination provided that (i) the termination will not relieve any Party from any liability for any antecedent breach of this Agreement, and (ii) Sections 7.6, 7.7, 7.8, 7.10, 7.11, 7.12 and 7.14 shall survive the termination of this Agreement.

7.14 Confidentiality.

(i) The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(ii) Notwithstanding the foregoing, each Party may disclose (i) any Confidential Information to its Affiliates and its and their respective prospective permitted transferees, current or bona fide prospective investors, Affiliates and their respective investors or partners, co-investors, financing sources, employees, officers and directors, investment bankers, business partners, representatives, advisors, accountants or legal counsels, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations, (ii) any Confidential Information to the extent it is required to do so pursuant to any Law or Government Order or requested to do so by any Governmental Authority (including, in response to oral questions, interrogatories or requests for information or documents) (provided that, in such case and to the extent it is permitted to do so under applicable Law, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy), and (iii) any Confidential Information to any Person to which disclosure is approved in writing by the other Parties providing such Confidential Information. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.14(iii) below.

(iii) Notwithstanding any other provision of this Section 7.14, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted party learns from a third party which the receiving party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

(iv) Notwithstanding the foregoing, no Group Company shall use the name or logo of any Investor (or such Investor’s Affiliates) in any manner, context or format (including but not limited to reference on or links to websites, press releases) without the prior written consent of such Investor.

7.15 Finder’s Fee. Each Investor agrees, severally and not jointly, to indemnify and to hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible pursuant to any agreement entered into by such Investor or any of its Affiliates. Each Group Company agrees, jointly and severally, to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.16 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

7.17 Amendments and Waivers. Any term of this Agreement may be amended, only with the written consent of each of (i) the Company, and (ii) the Investors. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto. Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.

7.18 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one time or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

7.19 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.20 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

7.21 Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by, “but not limited to”, (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and “month” means calendar month, (viii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (ix) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (x) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xii) each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant, (xiii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (xiv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (xv) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, and (xvi) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

7.22 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

7.23 Entire Agreement. This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

7.24 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

7.25 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

7.26 Press Releases. None of the Parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein, including the name of GS, Goldman, Sachs & Co. LLC, or any of their respective Affiliates, without obtaining the prior written consent of GS, or use the name of GS, Goldman, Sachs & Co. LLC, or any of their respective Affiliates without obtaining in each instance the prior written consent of GS.

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IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

COMPANY:	Missfresh Limited

	By:	/s/ Xu Zheng
Name:
Title: Director

GROUP COMPANIES:	Missfresh HK Limited (每日优鲜香港集团股份有限公司 )

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Qingdao Missfresh E-Commerce Co., Ltd. (青岛每日优鲜电子商务有限公司 )

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Jinan Missfresh E-Commerce Co., Ltd. (济南每日优鲜电子商务有限公司 )

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Tianjin Missfresh E-Commerce Co., Ltd. (天津每日优鲜电子商务有限公司 )

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司 )

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Qingdao Missfresh Company Management Co., Ltd. (青岛每日优鲜企业管理有限公司 )

	By:	/s/ Xiao Yungui
Name: Xiao Yungui (肖运贵)
Title: Legal Representative

Jinan Missfresh Commerce Co., Ltd. (济南每日优鲜商贸有限公司)

	By:	/s/ Yu Tiancheng
Name: Yu Tiancheng (于天成)
Title: Legal Representative

Jinan Tangculaxiang E-Commerce Co., Ltd.) (济南糖醋辣香电子商务有限公司 )

	By:	/s/ Liu Xiaofeng
Name: Liu Xiaofeng (刘啸峰)
Title: Legal Representative

Jinan Missfresh Extreme Speed Information Technology Co., Ltd. (济南每日优鲜极速信息科技有限公司)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	JenCap MF III

	By:	/s/ Ziquan Zhang
Name: Ziquan Zhang
Title: Authorized Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	INTERNET FUND IV PTE. LTD.
	By:	/s/ Anand Gopalakrishnan
Name: Anand Gopalakrishnan
Title: Authorized Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Glade Brook Private Investors XVI LP

	By:	/s/ Paul J. Hudson
Name: Paul J. Hudson
Title: Authorized Representative

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Perfect Canyon Limited

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Davis International Fund

	By:	/s/ Ryan Charles
Name: Ryan Charles
Title: Authorized Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Davis Global Fund.

	By:	/s/ Ryan Charles
Name: Ryan Charles
Title: Authorized Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Davis Opportunity Fund.

	By:	/s/ Ryan Charles
Name: Ryan Charles
Title: Authorized Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	SOFINA PRIVATE EQUITY S. A. SICAR–COMPARTMENT A

	By:	/s/ Stéphanie Delperdange
Name: Stéphanie Delperdange
Title: Authorized Representative

	By:	/s/ Gilles Ralet
Name: Gilles Ralet
Title: Proxyholder

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Global Private Opportunities Partners II LP

	By:	GS Investment Strategies, LLC, its investment manager

	By:	/s/ Michelle Barone
Name: Michelle Barone
Title: Authorized Signatory

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GLOBAL PRIVATE OPPORTUNITIES PARTNERS II OFFSHORE HOLDINGS LP

	By:	GS Investment Strategies, LLC, its investment advisor

	By:	/s/ Michelle Barone
Name: Michelle Barone
Title: Authorized Signatory

[Signature Page to Series E Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Image Frame Investment (HK) Limited

	By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Authorized Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

Title: Authorized Representative IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Grant Fortune Fund LP

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Representative

[Signature Page to Series E Preferred Share Purchase Agreement]

SCHEDULE I

Table A

Schedule of Investors

Table B

Capitalization Table

SCHEDULE II

List of Key Employees

SCHEDULE III

Address for Notices

SCHEDULE IV

Specific Indemnities

SCHEDULE V

WIRE INFORMATION

EXHIBIT A

FORM OF FOURTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

EXHIBIT B

FORM OF SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

EXHIBIT C

FORM OF SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO SALE AGREEMENT

EXHIBIT D

DISCLOSURE SCHEDULE

EXHIBIT E

CAYMAN LEGAL OPINION

EXHIBIT F

PRC LEGAL OPINION

DEED OF ADHERENCE

The undersigned is executing and delivering this Deed of Adherence dated October 19, 2018, pursuant to the Series E Preferred Share Purchase Agreement dated as of August 27, 2018 (the “Purchase Agreement”), by and among Missfresh Limited, a company duly incorporated and validly existing in the Cayman Islands and certain other parties named therein.

1. Capitalized terms used but not defined in this Deed of Adherence shall have their meanings in the Purchase Agreement.

2. The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Deed of Adherence, it shall be deemed to be a party to the Purchase Agreement as of the date hereof and shall have all of the rights and obligations of an “Investor”, and a “Party” thereunder as if it had executed the Purchase Agreement. The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Purchase Agreement.

3. With respect to the undersigned, Section 2.2(iii) of Purchase Agreement is hereby amended and restated in its entirety as follows:

“FANTASTIC AUGURY LIMITED (“CMBI”) shall pay the applicable purchase price for the Additional Purchased Shares and Perfect Canyon Limited (“Huaxing”) shall pay portion of its applicable purchase price for the Subscribed Shares being purchased by them respectively by the issuance of a note by each of CMBI and Huaxing to the satisfaction of the Company (the note issued by CMBI shall be referred hereinafter to as “CMBI’s Note”, the note issued by Huaxing shall be referred hereinafter to as “Huaxing’s Note” and collectively, the “Additional Notes”), and Shanghai Qiji Technology LLP (上海旗骥科技合伙企业(有限合伙), “CMBI Domestic Entity”) shall pay the principal amount set forth under the CMBI Loan Agreement (“CMBI Loan Agreement”) by and between CMBI Domestic Entity and Beijing Missfresh on October 19, 2018 to Beijing Missfresh.”

4. With respect to the undersigned, Section 5(h) of Purchase Agreement is hereby amended and restated in its entirety as follows:

“Opinions of Counsel. The Investors shall have received (i) from Maples, Cayman Islands counsel for the Company, an opinion, dated August 29, 2018, substantially in the form attached hereto as Exhibit E, and (ii) from Jingtian & Gongcheng, PRC counsel for the Company, an opinion, dated August 29, 2018, substantially in the form attached hereto as Exhibit F.”

5. With respect to the undersigned, Section 5(m) of Purchase Agreement is hereby amended and restated in its entirety as follows:

“Closing Certificate. The chief executive officer of the Company shall have executed and delivered to each Investor at the Closing a certificate dated as of the Closing (i) stating that the conditions specified in this Section 5 have been fulfilled as of the Closing, (ii) confirming all corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto, with respect to this Agreement and the other Transaction Documents to be entered into on or prior to the Closing and the transactions contemplated hereby and thereby, shall have been completed, and each Group Company shall have delivered to each Investor all such counterpart copies of such documents as the Investor may reasonably request, and (iii) attaching thereto (a) the Charter Documents of the Group Companies as then in effect, (b) copies of all resolutions approved by the shareholders and boards of directors of the Company and Beijing Missfresh related to the transactions contemplated hereby and which are signing parties hereto, and (c) the good standing certificate with respect to the Company from the registrar of companies of Cayman Islands dated August 20, 2018, and with respect to the Group Companies which are incorporated under the Laws of the PRC, the copies of valid business licenses of such entity.”

6. With respect to the undersigned, Section 7.1(22) of Purchase Agreement is hereby amended and restated in its entirety as follows:

“(22) Outbound Investments Registration and Approvals. In the event that CMBI and/or Huaxing fail to complete the payment of outstanding principal amount under any Additional Notes through (x) completion of the ODI Registration and Approvals or the required registration, filing, consent and approval for foreign securities investments by qualified domestic institutional investors from relevant Government Authority pursuant to Tentative Administrative Measures for Foreign Securities Investments by Qualified Domestic Institutional Investors (《合格境内机构投资者境外证券投资管理试行办法》) dated June 18, 2007 (collectively, the “Outbound Investments Registration and Approvals”), or (y) transfer and sale of all or part of its Shares in the Company in the primary market, or (z) any other methods, in each case before the first day of the ninth (9th) month prior to the targeted date for first submission of application for initial public offering of the Company’s Shares as approved by the Board of Directors of the Company (“IPO Internal Approval”) in accordance with the Company’s Charter Documents (such first day of the ninth (9th) month prior to such targeted date shall be referred hereinafter as “Due Date”) and upon a written notice (with the copy of the board resolutions of the Company with respect to the IPO Internal Approval delivered by the Company to CMBI, Huaxing and CMBI Domestic Entity,

(i)

then within three (3) months after the Due Date, CMBI and CMBI Domestic Entity may choose to (to avoid any doubt, CMBI and CMBI Domestic Entity shall only be entitled to choose the Conversion of Onshore Loan as below on the condition that such Conversion of Onshore Loan shall not materially and adversely affect or impede the Qualified IPO), at its sole discretion, and the Company and Beijing Missfresh shall take any actions to assist to, (x) convert all of the outstanding principal amount under the CMBI Loan Agreement into certain equity interest of applicable Domestic Company or other Subsidiary in PRC (the “Proposed PRC Entity”) designated by the Company, at a price per share equal to the Series E Issue Price (the “Conversion of Onshore Loan”), for so long as (A) CMBI Domestic Entity shall cooperate and comply with the corporate structure arrangements and instructions of the Company to execute all necessary agreements and legal documents and as a result, CMBI Domestic Entity shall not be entitled to any substantive shareholder rights to the equity interests held by it in the Proposed PRC Entity, (B) the Additional Notes shall have been cancelled and waived by the Company and the Debtors (as defined thereunder) shall have been released from any and all payment obligations under the Additional Notes upon the Conversion of Onshore Loan, (C) the subscription price of the Series E Preferred Shares in proportion to the outstanding principal amount under the Additional Notes purchased by CMBI and Huaxing (which shall be calculated by dividing the outstanding principal amount under the Additional Notes as of the date of Conversion of Onshore Loan by the Series E Issue Price) shall be adjusted to a per share price equivalent of the par value of such Series E Preferred Share, (D) CMBI and Huaxing is entitled to all of their rights, in respect of each Share held by it as stated in the Transaction Documents, provided that the holding of any Share by CMBI shall be in compliance with all applicable laws (including but not limited to the Outbound Investments Registration and Approval required by PRC Government Authority) (if applicable), and (E) the arrangements under the aforesaid (A), (B), (C) and (D) with respect to the Conversion of Onshore Loan shall not materially adversely affect or impede the Qualified IPO and/or materially and adversely affect the rights, privileges, interests of any other holder of Equity Securities of the Company (except for the rights, privileges, interests of the Equity Securities of the Company directly or indirectly held by CMBI); or (y) take any other legal methods (including without limitation transfer and sale of all or portion of the Shares held by CMBI and Huaxing respectively (in the case of the Shares of Huaxing, the number of Shares to be transferred shall be up to the result calculated by dividing the outstanding principal amount under the Huaxing Note as of the date of Conversion of Onshore Loan by the Series E Issue Price) in the Company in the primary market) to complete the payment of outstanding principal amount under the Additional Notes (collectively, the “Other Methods”) for so long as such Other Methods shall not materially adversely affect or impede the Qualified IPO and/or materially and adversely affect the rights, privileges, interests of any other holder of Equity Securities of the Company (except for the rights, privileges, interests of the Equity Securities of the Company directly or indirectly held by CMBI);

(ii)

in the event that neither the Conversion of Onshore Loan nor the Other Methods as provided under the sub-item (i) above has been completed within three (3) months after the Due Date, the Company shall be entitled to repurchase the Repurchased Shares (as defined below) held by CMBI and Huaxing at nil consideration (the “Repurchase of Shares”), for so long as (A) the Additional Notes shall have been cancelled and waived by the Company and the Debtors (as defined thereunder) shall have been released from any and all payment obligations to the outstanding principal amount under the Additional Notes at the time of the Repurchase of Shares, and (B) Beijing Missfresh shall have repaid to CMBI Domestic Entity in full the outstanding principal amount and accrued interest in accordance with the CMBI Loan Agreement.

For purpose of this Section 7.1(22), the “Repurchased Shares” means (a) with respect to CMBI, the Shares of CMBI in proportion to the outstanding principal amount under the CMBI’s Note, the number of which shall be calculated by dividing the outstanding principal amount under the CMBI’s Note as of the date of Repurchase of Shares by the Series E Issue Price, and (b) with respect to Huaxing, the Shares of Huaxing in proportion to the outstanding principal amount under the Huaxing’s Note, the number of which shall be calculated by dividing the outstanding principal amount under the Huaxing’s Note as of the date of Repurchase of Shares by the Series E Issue Price.

The Parties further agree that in the event of the Repurchase of Shares, CMBI and Huaxing shall remain entitled to all of its rights in respect of each Repurchased Share stated in the Transaction Documents and each Repurchased Share shall remain “outstanding” for the purposes of the Memorandum and Articles, until such time when (x) the outstanding principal amount and accrued interest under the CMBI Loan Agreement has been repaid in full to CMBI Domestic Entity and (y) the Debtors’ payment obligations to the outstanding principal amount under the Additional Notes have been discharged, all such rights of CMBI and Huaxing with respect to all the Shares repurchased shall automatically cease, the Register of Members shall be updated accordingly and the Shares repurchased shall be cancelled.

The Company further confirms and covenants to the CMBI and Huaxing that, from and following Closing, except for (a) the Repurchase of Shares pursuant to this Section 7.1(22) or pursuant to the CMBI Loan Agreement or (b) in connection with the failure by CMBI and Huaxing to pay the outstanding principal amount under the Additional Notes pursuant to the provisions of the Additional Notes after receipt the total principal amount of the Onshore Loan under the CMBI Loan Agreement, CMBI and Huaxing will be, effective as of Closing, the legal owner of the Series E Preferred Shares it acquires at Closing and shall be entitled to any and all ownership, rights, preferences, privileges or powers of, such Series E Preferred Shares in accordance with the Transaction Documents, after Closing and regardless of whether the outstanding principal amount under the Additional Notes has been paid or not. To avoid any doubt, if and to the extent that there are inconsistencies between the provisions of this Section 7.1(22) and those of any other Transaction Documents (other than the Additional Notes), the terms of this Section 7.1(22) shall control and prevail with respect to the Company and CMBI, and with respect to the Company and Huaxing.”

7. The address for notice of the undersigned shall be as follows:

Address: ***

Tel: ***

Email: ***

Attention: ***

[Signatures on the Following Pages]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED	)

by FANTASTIC AUGURY LIMITED	)	/s/ Hao Zhang
		Name:	Hao Zhang
		Title:	Authorized Signatory

in the presence of:	)

Name:	/s/ Yu Wang
Name of witness: Yu Wang

Address: 26F, Tower A, E Pacific International Center

7888 Shennan Road, Shenzhen, China

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED	)

by Missfresh Limited	)	/s/ Xu Zheng
		Name:	Xu Zheng
		Title:	Director

in the presence of:	)

Name:	/s/ Zeng Bin
Name of witness: Zeng Bin

Address:

[Signature Page to Deed of Adherence to SPA]

DEED OF ADHERENCE

The undersigned is executing and delivering this Deed of Adherence dated October 19, 2018, pursuant to the Series E Preferred Share Purchase Agreement dated as of August 27, 2018 (the “Purchase Agreement”), by and among Missfresh Limited, a company duly incorporated and validly existing in the Cayman Islands and certain other parties named therein.

1. Capitalized terms used but not defined in this Deed of Adherence shall have their meanings in the Purchase Agreement.

2. The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Deed of Adherence, it shall be deemed to be a party to the Purchase Agreement as of the date hereof and shall have all of the rights and obligations of an “Investor”, and a “Party” thereunder as if it had executed the Purchase Agreement. The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Purchase Agreement.

3. With respect to the undersigned, Section 2.2(iii) of Purchase Agreement is hereby amended and restated in its entirely as follows:

“Alpha Centre Limited shall pay the applicable purchase price of aggregate amount of US$9,999,997.48 for the Additional Purchase Shares being purchased by it by wire transfer of immediately available funds in U.S. dollars to an account as designated by the Company under Schedule V hereof, and such payment shall be deemed made upon delivery by such Investor to the Company of a copy of the irrevocable wire transfer instructions (the “MT-103”) effecting such transfer.”

4. The address for notice of the undersigned shall be as follows:

Address: ***

Tel: ***

Email: ***

Attention: ***

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by Alpha Centre Limited		)	/s/ Authorized Signatory
Name:
			Title:	Authorized Signatory
in the presence of:		)

Name:	/s/ Authorized Witness

Name of witness:

Address:

Signature Page to Deed of Adherence to SPA

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by Missfresh Limited		)	/s/ Xu Zheng
Name:
			Title:	Director
in the presence of:		)

Name:	/s/ Zeng Bin

Name of witness:

Address:

Signature Page to Deed of Adherence to SPA

DEED OF ADHERENCE

MF Investors LP, a Cayman Islands exempted limited partnership (the “New Investor”) is executing and delivering this Deed of Adherence dated October 26, 2018, (this “Deed of Adherence”) pursuant to the Series E Preferred Share Purchase Agreement dated as of August 27, 2018 (as amended, modified or supplemented from time to time, the “Purchase Agreement”), by and among Missfresh Limited, a company duly incorporated and validly existing in the Cayman Islands and certain other parties named therein. Each of the Warrantors (as defined in the Purchase Agreement) is executing and delivering this Deed of Adherence and hereby acknowledging and agreeing to the terms hereof.

1. Capitalized terms used but not defined in this Deed of Adherence shall have the meanings ascribed to them in the Purchase Agreement.

2. The New Investor and Warrantors acknowledge, agree and confirm that, by the New Investor’s execution of this Deed of Adherence, it shall be deemed to be a party to the Purchase Agreement as of the date hereof and shall have all of the rights and obligations of an “Investor”, and a “Party” thereunder as if it had executed the Purchase Agreement. The New Investor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Purchase Agreement, subject to the terms of Section 3 of this Deed of Adherence.

3. As between the New Investor and the Warrantors, the Purchase Agreement is hereby amended as set forth below:

a)

In Section 2 (Purchase and Sale of Shares), Section 3 (Representations and Warranties of the Warrantors), Section 4 (Representations and Warranties of the Investors), Section 5 (Conditions of the Investors’ Obligations at the Closing) (excluding Section 5(g) (Option Pool)), Section 6 (Conditions of the Company’s Obligations at Closing), Section 7.13 (Termination) and Schedule IV (Specific Indemnities) of the Purchase Agreement, all references to “Closing” shall be deemed to be references to the closing of the New Investor’s purchase of the Additional Purchased Shares pursuant to this Deed of Adherence.

b)

All references to “Subscribed Shares” in the Purchase Agreement (except for the references to “Subscribed Shares” in the recitals of the Purchase Agreement) shall be deemed to be references to the Additional Purchased Shares being purchased by the New Investor pursuant to this Deed of Adherence.

c)

The condition set forth in Section 5(h) (Opinions of Counsel) in the Purchase Agreement will be deemed satisfied upon delivery to the New Investor of legal opinions in a form consistent with Exhibit E and Exhibit F, respectively, to the Purchase Agreement, with such modifications as are applicable in the context of the issuance of Additional Purchased Shares being purchased by the New Investor pursuant to this Deed of Adherence, in each case, to the reasonable satisfaction of the New Investor.

d)

The condition set forth in Section 5(m) (Closing Certificate) of the Purchase Agreement shall be deemed satisfied upon delivery to the New Investor of a closing certificate substantially in the form set forth in Exhibit C hereto.

e)	All references to “each Investor” in Section 6 (Conditions of the Company’s Obligations at Closing) of the Purchase Agreement shall be deemed to be references to the New Investor only.

f)

The condition set forth in Section 6.3 (Execution of Transaction Documents) of the Purchase Agreement shall be deemed satisfied upon delivery by the New Investor to the Company of (i) the Deed of Adherence to the Shareholders Agreement in the form set forth in Exhibit A hereto, and (ii) the Deed of Adherence to the Right of First Refusal and Co-Sale Agreement in the form set forth in Exhibit B hereto.

g)	All references to “Disclosure Schedule” in the Purchase Agreement shall be deemed to be references to the Disclosure Schedule attached hereto as Exhibit D.

h)	Table A (Schedule of Investors) of Schedule I to the Purchase Agreement shall be amended by adding an additional row as follows:

MF Investors LP	7,662,967	US$	32,830,450 in cash

i)	Table B (Capitalization Table) of Schedule I to the Purchase Agreement shall be amended and restated by replacing the table in its entirety with the capitalization table attached hereto as Schedule 1.

j)	Schedule III (Address for Notices) to the Purchase Agreement shall be amended by inserting the following text:

“If to MF Investors LP:

Address: ***

Tel: ***

Email: ***

Attn: ***

With a copy, which shall not constitute notice, to:

Address: ***

Fax: ***

Email: ***

Attention: ***

4. The provisions of Section 7.6 (Governing Law), Section 7.7 (Dispute Resolution), Section 7.21 (Headings and Subtitles; Interpretation) and Section 7.22 (Counterparts) of the Purchase Agreement shall apply mutatis mutandis to this Deed of Adherence.

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	MF Investors LP	)
by	GS Investment Strategies, LLC,	)
its investment manager		)	/s/ Michelle Barone
Name:Michelle Barone
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:	Authorized Witness

Address:	200 West Street
New York, NY 10282

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Missfresh Limited	)
/s/ Xu Zheng
Name:
			Title:	Director

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Missfresh HK Limited	)
/s/ Xu Zheng
Name:
			Title:	Director

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Qingdao Missfresh E-Commerce Co., Ltd.	)
(青岛每日优鲜电子商务有限公司) (Seal)			/s/ Zeng Bin
Name: Zeng Bin
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Jinan Missfresh E-Commerce Co., Ltd.	)	/s/ Zeng Bin
(济南每日优鲜电子商务有限公司) (Seal)			Name: Zeng Bin
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Tianjin Missfresh E-Commerce Co., Ltd. ))
	(天津每日优鲜电子商务有限公司) (Seal)		/s/ Zeng Bin
Name: Zeng Bin
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Beijing Missfresh E-Commerce Co., Ltd.	)
(北京每日优鲜电子商务有限公司) (Seal)			/s/ Zeng Bin
Name: Zeng Bin
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Jinan Missfresh Extreme Speed	)
	Information Technology Co., Ltd.	)
	(济南每日优鲜极速信息科技有限公司) (Seal)		/s/ Zeng Bin
Name: Zeng Bin
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Jinan Missfresh Commerce Co., Ltd.	)
	(济南每日优鲜商贸有限公司) (Seal)		/s/ Yu Tiancheng
Name: Yu Tiancheng
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Qingdao Missfresh Company Management Co., Ltd.	)
	(青岛每日优鲜企业管理有限公司) (Seal)		/s/ Xiao Yungui
Name: Xiao Yungui
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED		)

by	Jinan Tangculaxiang E-Commerce Co., Ltd.	)
	(济南糖醋辣香电子商务有限公司)(Seal)		/s/ Liu Xiaofeng
Name: Liu Xiaofeng
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness:

Address:

[Signature Page to Deed of Adherence to SPA]

Schedule I

Capitalization Table

Exhibit A

Form of Deed of Adherence to the Shareholders Agreement

Exhibit B

Form of Deed of Adherence to the Right of First Refusal and Co-Sale Agreement

Exhibit C

Form of Closing Certificate

Exhibit D

Disclosure Schedule

Exhibit E

Cayman Legal Opinion

Exhibit F

PRC Legal Opinion